UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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DOMTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domtar Corporation 234 Kingsley Park Drive Fort Mill, SC, 29715

April 1, 2016

Dear Fellow Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Domtar Corporation. The meeting this year will be held on May 3, 2016 at Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715, starting at 5:00 p.m. (ET).

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement provide information about all matters to be acted upon by the stockholders, including information about our 12 directors nominated for election, our corporate governance, and compensation of our senior management. Financial and other information concerning Domtar Corporation is contained in the enclosed 2015 Annual Report on Form 10-K.

Your vote and participation are very important to us. As a holder of our common stock, please take the time to review the Proxy Statement and accompanying materials and provide your vote on the business items of the meeting. If you are unable to attend the meeting in person, you can vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card promptly.

On behalf of the Board of Directors, we thank you for your continued support of Domtar Corporation.

Sincerely,

Robert J. Steacy	John D. Williams
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF DOMTAR CORPORATION

Time:	Tuesday, May 3, 2016, 5:00 p.m. (ET)

Place:	Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715

Proposals:	Stockholders will be asked to vote on the following matters:

1.	The election of the 12 members of our Board of Directors named in the Proxy Statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2016 fiscal year; and

4.	The transaction of any other business that may properly be brought before the annual meeting.

Who Can Vote:	The record date for the annual meeting is March 11, 2016. The only securities eligible to vote at the annual meeting are the Corporation’s common stock.

Date of Mailing:	This Proxy Statement and accompanying materials are being mailed to stockholders on or about April 1, 2016.

By Order of the Board of Directors

Razvan L. Theodoru

Vice-President, Corporate Law and Secretary

Fort Mill, South Carolina

April 1, 2016

NOTE: If you plan to attend the annual meeting, please note that registration and seating will begin at 4:00 p.m. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 11, 2016 record date. Cameras and recording devices will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 3, 2016:

The Proxy Statement and our 2015 Annual Report on Form 10-K are available at www.edocumentview.com/ufs.

TABLE

OF CONTENTS

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Corporation’s 2015 performance, please review the Corporation’s Annual Report on Form 10-K.

2016 Annual Meeting of Stockholders

Date and Time	Tuesday, May 3, 2016, 5:00 p.m. (ET)

Place	Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715

Record Date	March 11, 2016

Voting Matters and Board Recommendations

Board Recommendation
Election of 12 Directors (page 6)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 58)	FOR
Ratification of Auditors (page 62)	FOR

Important Dates for 2017 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2017 proxy statement pursuant to SEC Rule 14a-8 must be received by us by December 2, 2016.

Notice of stockholder proposals to be raised from the floor of the 2017 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us by February 2, 2017.

2016 PROXY STATEMENT

IMPORTANT INFORMATION ABOUT

ANNUAL MEETING AND PROXY PROCEDURES

The Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on Tuesday, May 3, 2016, beginning at 5:00 p.m. (ET) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715. This proxy statement and the accompanying materials are being mailed to stockholders beginning on or about April 1, 2016. We will bear the costs of the preparation, printing and distribution of the proxy statement and the accompanying materials.

Unless the context otherwise requires, in this proxy statement (i) “Corporation”, “Company”, “Domtar”, “we”, “us” and “our”, mean Domtar Corporation, a Delaware corporation, and, unless otherwise indicated, its subsidiaries; (ii) “our Board” or “the Board” means the Board of Directors of the Corporation; (iii) “our common stock” means the common stock of the Corporation; (iv) “stockholders” means holders of our common stock; and (v) all references herein are to U.S. dollars, unless otherwise indicated.

Q:	Who may vote at the annual meeting?

A:	Our Board has established the record date for the annual meeting as March 11, 2016. The only securities eligible to vote at the annual meeting are the Corporation’s common stock.

This proxy statement and the accompanying materials are being sent to holders of our common stock at the direction of the Board. You may vote all of the shares of our common stock that you owned at the close of business on the record date. Each share of our common stock entitles the holder to one vote on each of the 12 director nominees and one vote on all other matters presented at the meeting. On the record date, we had 62,584,585 shares of common stock outstanding and entitled to vote at the meeting.

Q:	What proposals will be voted on at the annual meeting?

A:	At the annual meeting, stockholders will act upon the following matters:

1.	The election of the 12 members of our Board of Directors named in the proxy statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2016 fiscal year; and

4.	The transaction of any other business that may properly be brought before the annual meeting.

The Corporation’s senior management will also answer questions from stockholders.

Q:	How does the Board recommend I vote?

A:	Our Board unanimously recommends that you vote “FOR” each proposal. Please see the information included in this proxy statement relating to each item being submitted to stockholder vote at the meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy with respect to shares of our common stock, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our by-laws.

Q:	What vote is required to approve each proposal?

A:

Each share of our common stock is entitled to one vote on each of the 12 director nominees and one vote on all other matters presented at the meeting. With respect to Item 1, director nominees must receive a majority of the votes cast (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee) in order to be elected. The

2016 PROXY STATEMENT

adoption of Item 2 proposal “Advisory Vote to Approve Named Executive Compensation” and Item 3 “Ratification of Appointment of Independent Registered Public Accounting Firm” proposal require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Q:	What if a director nominee does not receive a majority of the votes cast?

A:	In accordance with our Corporate Governance Guidelines, the Board will nominate for re-election as a director only candidates who agree to tender an irrevocable, contingent resignation that shall only become effective upon (i) the director’s failure to receive a majority of the votes cast in an uncontested election of directors at any meeting of stockholders of the Corporation duly held for such purpose, and (ii) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, then, within 90 days following the applicable stockholders meeting, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose publicly its determination whether to accept the director’s resignation offer. No director may participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept such director’s resignation offer.

Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare Trust Company, N.A., our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

Q:	How do I vote my shares?

A:	Subject to the limitations described below, you may vote by proxy or provide your voting instructions:

1.	by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card;

2.	over the telephone by calling a toll-free number provided on the enclosed proxy card; or

3.	electronically through the internet as described on the enclosed proxy card.

Submitting a proxy card or voting instruction card. Each stockholder may grant a proxy to have his or her shares voted at the annual meeting by submitting the proxy card(s) provided to him or her. When you return a proxy card that is properly signed and completed, the shares of common stock represented by that card will be voted as specified by you.

Submitting a proxy by telephone or through the internet. If you are a stockholder of record, you may also submit a proxy by telephone or through the internet. Please see the proxy card(s) provided to you for instruction on how to access the telephone and internet systems. If your shares are held in street name for your account, your broker or other nominee will advise you whether you may submit a proxy by telephone or through the internet. A number of banks and brokerage firms participate in programs that permit stockholders to submit a proxy by telephone or through the internet. If your shares are held by such a bank or brokerage firm, you may submit a proxy to have these shares voted at the annual meeting by telephone or internet by following the instructions on the voting instruction form accompanying this proxy statement.

Q:	Can I vote my shares in person at the annual meeting?

A:	If you are a holder of record of common stock, you may vote your shares in person at the annual meeting. If you hold your shares of common stock in street name, you must obtain a proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the annual meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Corporation’s stockholders to conduct business at a meeting of stockholders. The presence of the holders of one-third of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the annual meeting.

2016 PROXY STATEMENT

Q:	What if I don’t vote or abstain from voting my shares of common stock? How are broker non-votes counted?
If my shares of common stock are held in street name by my broker, will my broker vote my shares for me?

A:	Abstentions and broker non-votes are included in the determination of shares present for quorum purposes. Abstentions are not counted as a vote “for” or “against” the election of directors. If you abstain from voting for the proposal in Item 2 or Item 3, your abstention will have the same effect as a vote against that proposal. A broker non-vote occurs when a nominee, such as a broker, holding shares in street name for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Because the NYSE rules currently view the ratification of independent registered public accounting firms as a routine matter, your broker is permitted to vote on the proposal in Item 3 of this proxy statement if it does not receive instructions from you. However, your broker does not have discretion to vote for or against the election of directors or to approve the compensation of the Named Executive Officers pursuant to the Say-on-Pay vote. In order to avoid a broker non-vote of your shares on these proposals, we encourage you to sign and return your proxy and vote your shares before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

Q:	Can I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. If you are a stockholder of record, you may revoke your proxy or voting instructions at any time before your voting rights are exercised at the annual meeting by delivering a signed revocation letter to the Vice-President, Corporate Law and Secretary of the Corporation, or by submitting a new proxy or voting instruction card, dated later than your first proxy card, in one of the ways described in this proxy statement. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting. Your attendance at the annual meeting will not by itself revoke your proxy. If you are a stockholder of shares held in street name by your broker and you have directed your broker to vote your shares, you should instruct your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Will proxies be solicited in connection with the annual meeting?

A:	Yes. Proxies may be solicited on behalf of our Board by mail, telephone, other electronic means or in person and the Corporation will pay the solicitation costs. Copies of proxy materials and of our annual report to stockholders for 2015 will be supplied to brokers, dealers, banks and voting trustees, or their nominees for purposes of soliciting proxies from beneficial owners and the Corporation will reimburse those record holders for their reasonable expenses on behalf of the Corporation. Georgeson Inc. has been retained by the Corporation to facilitate the distribution of proxy materials at a fee of approximately $32,000.

Q:	Where can I find voting results of the annual meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four (4) business days following the meeting.

Q:	How can I submit a proposal to the Corporation for inclusion in the 2017 proxy statement?

A:	The Corporation will review for inclusion in next year’s proxy statement stockholder proposals received by December 2, 2016. Proposals should be sent to Razvan L. Theodoru, Vice-President, Corporate Law and Secretary of the Corporation, at 234 Kingsley Park Drive, Fort Mill, South Carolina, 29715.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2017 annual meeting of stockholders by a stockholder of the Corporation who is entitled to vote at the meeting, has given a written notice to the Secretary of the Corporation containing certain information specified in the by-laws and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 3, 2017 and no later than February 2, 2017, except that if the 2017 annual meeting of the stockholders is

2016 PROXY STATEMENT

held before April 3, 2017 or after July 2, 2017 such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and not later than the 90th day prior to the new date of such annual meeting. In the event that less than 100 calendar days’ notice or prior public disclosure by the Corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Corporation, whichever occurs first.

Q:	How can I obtain additional information about the Corporation?

A:	General information about the Corporation is available on our website at www.domtar.com. You may view the investor relations section of our website at http://www.domtar.com/en/investors/index.asp for additional copies of this proxy statement and filings we have made with the SEC, which are also available in print, without charge, to any stockholder who requests them. In addition, the corporate section of our website at http://www.domtar.com/en/corporate/index.asp contains the Corporation’s corporate governance documents, as adopted by our Board, including committee charters, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and Director Independence Standards.

Requests for print copies of any of the above-listed documents should be addressed to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6, Attention: Senior Manager, Corporate Law and Assistant Secretary.

For further information, you may also contact the Corporation’s Investor Relations Department at the following address: Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

This proxy statement may contain forward-looking statements relating to expectations concerning matters that are not historical facts including but not limited to performance goals. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should” and similar expressions. These forward-looking statements are subject to certain risks and uncertainties, including but not limited to the factors described in our 2015 Annual Report on Form 10-K under the heading “Item 1 –Business – Forward-Looking Statements,” which could cause actual results to differ materially from the expected results, performance or achievements expressed or implied by the forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

2016 PROXY STATEMENT

PROXY STATEMENT

ITEM 1  —  ELECTION OF DIRECTORS

Election

Pursuant to our by-laws, our Board of Directors has set the size of our Board at 12 members and has approved the nomination of the persons named in this proxy statement for election at this year’s annual meeting, by unanimous vote.

The 12 nominees for election as directors are listed below. If elected, the nominees for election as directors will serve for a term of one year that will expire at our 2017 annual meeting or until their successors are elected and qualify.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors.

Please note that if you hold your shares in street name, your broker is not able to vote on your behalf with respect to the election of directors without specific voting instructions from you. As a result, it is important if you are a stockholder in street name that you provide instructions to your broker or vote your shares as provided in this proxy statement.

Selection of Nominees for Election to the Board

The Board believes that in fulfilling its overall stewardship responsibility to the Corporation and its stockholders, it is of utmost importance that the Board functions effectively as a team and that this requires the experience qualifications and skills of each Board member to complement those of the others. The Nominating and Corporate Governance Committee (“NCGC” or “Committee”) reviews and updates a Board skills matrix on an ongoing basis in light of current business conditions and the evolving trends and challenges of both the industry and the Corporation. The comments which follow reflect the process and factors taken into account by the NCGC in recommending to the Board the Board nominees described in this proxy statement, bearing in mind both the Corporation’s Corporate Governance Guidelines and the skills matrix.

The NCGC considers potential nominees for Board membership suggested by its members and other Board members, by members of management and stockholders, as well as by recruitment consultants who may be retained by the Committee to source potential candidates meeting the nomination criteria. As noted above, the NCGC evaluates prospective nominees against the skills matrix, and the personal and other qualifications set out in the Corporation’s Corporate Governance Guidelines. In seeking to maintain an engaged, independent Board with broad experience and judgment that is committed to representing the long-term interests of our stockholders, the Committee considers the need for the Board, as a whole, to consist of a diverse group of individuals (a) with relevant career experience and technical skills, industry knowledge and experience, financial and capital markets expertise, international business experience, and senior executive management experience, together with (b) valuable individual personal qualifications, including strength of character, mature judgment, independence of thought and an ability to work collegially. In assessing Board composition and selecting and recruiting director candidates, the Committee believes it is important for the Board to be diverse in the broadest sense, and to have a balance between experienced directors with a deep institutional knowledge of the Corporation and directors with knowledge relevant to the Corporation’s strategic goals and challenges who can bring a renewed perspective in the boardroom. In this regard, the Committee has recruited and recommended for election to the Board seven new directors over the last six years. The NCGC makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendations and report of the NCGC.

Consistent with its ongoing initiatives to promote diversity in the workplace, Domtar joined in 2015 The 30% Club, a global not-for-profit organization promoting diversity in the boardroom. Domtar shares The 30% Club’s vision that gender balance on boards not only encourages better leadership and governance, but diversity further contributes to better all-round board performance, and ultimately increased corporate performance for both companies and their shareholders.

The NCGC will consider director candidates recommended by stockholders in accordance with the procedures set forth in the Corporation’s by-laws. A stockholder who wishes to recommend a prospective nominee for the Board should provide notice to the Vice-President, Corporate Law and Secretary of the Corporation, in the time and manner as specified in the Corporation’s by-laws, which sets

2016 PROXY STATEMENT

forth: the nominating stockholder’s name and address; the name and address of the proposed nominee; a representation that the nominating stockholder is a holder of record of stock of the Corporation entitled to vote at the next annual meeting of stockholders and intends to appear in person or by proxy at the next annual meeting of stockholders to nominate the nominee; a description of any arrangements or understandings between the nominating stockholder and the nominee and any other person involved in the nomination process; such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board; the consent of the nominee to serve as a director of the Corporation if so elected; and a representation as to whether the nominating stockholder intends to solicit proxies in support of the nominee. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require determining the eligibility of such proposed nominee to serve as a director.

Nominees

A nominee must receive a majority of the votes cast with respect to the nominee at the annual meeting to be elected. The majority vote standard means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. There are no other nominees competing for these seats on the Board of Directors, which means that we have uncontested elections. Following is certain information about each director nominee, including information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Nominee	Business experience

Giannella Alvarez

Chief Executive Officer Harmless Harvest, Inc.

San Francisco, California

Age: 56

Director Since: 2012

2015 Meeting Attendance: 100%

Committee

Memberships: Audit; Environmental, Health,

                            Safety and Sustainability

Independent: Yes

Ms. Alvarez is the chief executive officer of Harmless Harvest, Inc., a privately held organic food and beverage company based in San Francisco. She served as executive vice-president and general manager of the Pet Business Unit at Del Monte Corporation, between July 2013 and February 2014. From 2011 to 2013, Ms. Alvarez served as group president and chief executive officer for Barilla Americas, where she was responsible for North, Central and South America’s operations of Barilla S.p.A., a global food and beverages company headquartered in Parma, Italy. From 2006 to 2010, she held senior global management positions at The Coca-Cola Company as vice-president & general manager for the Active Lifestyle businesses and as global vice-president for the Hydration, Sports, Energy and New Beverages businesses. Prior to that, Ms. Alvarez served in a number of increasingly senior positions in marketing and general management spanning several global locations in personal care and in consumer products with Kimberly-Clark Corporation, and The Procter and Gamble Company.

We believe that Ms. Alvarez’ extensive managerial and executive experience in international consumer product markets, including her knowledge of the personal care and paper products businesses, her consumer and branding experience gained through executive positions with global brand leaders, as well as her strategic abilities, brings a unique contribution to our Board and the committees on which she serves.

Other Board Service:

Ruth’s Hospitality Group, Inc.

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Nominee	Business experience
Robert E. Apple Chief Operating Officer, MasTec, Inc. Miami, Florida Age: 66 Director Since: 2012 2015 Meeting Attendance: 100% Committee Memberships: Audit Independent: Yes

Mr. Apple is the chief operating officer of MasTec, Inc., a national infrastructure construction company active in the engineering, building, installation, maintenance and upgrade of energy, communication and utility infrastructure. He held that position since 2006. During 2005 and 2006, he also served as president of the MasTec Energy Group. Prior to that, he was the senior vice-president of operations for the DIRECTV Group, Inc. Mr. Apple also served in various senior executive capacities from 1989 to 2001 within the Hughes Electronics and Telefonica S.A. organizations in Europe, including as chief executive officer of Hughes Electronics-Spain.

We believe that Mr. Apple’s significant senior executive experience and managerial know-how, as well as his knowledge of European issues, qualify him as a member of our Board and the committee on which he serves.

Louis P. Gignac

Chairman, G Mining Services Inc.

Montreal, Quebec

Age: 65

Director Since: 2007

2015 Meeting Attendance: 100%

Committee

Memberships: Human Resources;

                            Environmental, Health,

                            Safety and Sustainability

Independent: Yes

From 1986 to 2006, Mr. Gignac served as president and chief executive officer of Cambior Inc., an international mining and exploration company with operations, development projects and exploration activities in the Americas that was acquired by IAMGOLD Corporation in 2006. In addition to leading Cambior, Mr. Gignac has held senior management positions with Falconbridge Copper Corp, and Exxon Minerals Company. He is currently the chairman of G Mining Services Inc., a private mining consulting firm with international activities. As part of G Mining’s mandates, Mr. Gignac is currently employed as project director by Suriname Gold Company LLC (“Surgold”), a wholly-owned subsidiary of Newmont Mining Corporation, to direct the $950-million Merian project in Suriname.

We believe that Mr. Gignac’s extensive experience as chief executive officer of a natural resources company, together with his financial and risk management experience, and his knowledge of international issues qualify him as a member of our Board and the committees on which he serves.

Other Board Service:

Franco-Nevada Corporation

Marengo Mining Ltd. (until 2013)

St. Andrew Goldfields Ltd. (until 2013)

Gaz Metro Inc. (until 2011)

Norsemont Mining (until 2011)

David J. Illingworth

Corporate Director

Orchid, Florida

Age: 62

Director Since: 2013

2015 Meeting Attendance: 95%

Committee

Memberships: Audit; Environmental, Health,

                            Safety and Sustainability

Independent: Yes

Mr. Illingworth was the chief executive officer and a director of Smith & Nephew plc, a leading global orthopedics devices public company, from 2007 until his retirement in 2011. Prior to 2007, he served as Smith & Nephew’s chief operating officer in 2006 and as president of the orthopedics business from 2002 to 2006. Prior to his tenure with Smith & Nephew, Mr. Illingworth held senior executive positions with VidaMed, Inc., Nellcor Puritan Bennett LLC and GE Medical Systems, Inc.

We believe that Mr. Illingworth’s extensive senior business leadership experience in the area of healthcare and medical products, as well as in-depth international knowledge of the life sciences and institutional healthcare sectors, provide him with a unique perspective that will significantly contribute to our Board and the committees on which he serves.

Other Board Service:

Varian Medical Systems, Inc. (ethics and compliance committee chair; audit committee)

Universal Hospital Services, Inc. (until 2015)

2016 PROXY STATEMENT

Nominee	Business experience

Brian M. Levitt

Chairman of the Board, The Toronto-Dominion Bank

Vice-chair, Osler, Hoskin & Harcourt LLP

Montreal, Quebec

Age: 68

Director Since: 2007

2015 Meeting Attendance: 100%

Committee

Memberships: Finance (Chair);

                            Nominating and Corporate

                            Governance

Independent: Yes

Mr. Levitt is the chairman of the board of The Toronto-Dominion Bank, and the vice-chair of Osler, Hoskin & Harcourt LLP, a major Canadian law firm. From 2001 to 2010, he was co-chair of the firm, and, prior to his time at Imasco Limited, he was a partner in the firm. From 1991 to 2000, Mr. Levitt was president and then chief executive officer of Imasco Limited, a public consumer products and services company. Mr. Levitt has served on boards of directors of public companies since 1987. He is an Officer of the Order of Canada and a Fellow of the Institute of Corporate Directors.

We believe that Mr. Levitt’s extensive experience as chief executive officer of a large public company, as a board member and chair, and as a legal advisor to boards of directors of various public companies, in addition to his experience with, and understanding of the workings of, financial markets, corporate governance practices and regulatory matters make him a valuable member to our Board of Directors and the committees on which he serves.

Other Board Service:

The Toronto-Dominion Bank (chairman of the board; corporate governance committee chair; human resources committee)

Talisman Energy Inc. (until 2015)

BCE Inc. (until 2011)

David G. Maffucci

Corporate Director

Isle of Palms, South Carolina

Age: 65

Director Since: 2011

2015 Meeting Attendance: 100%

Committee

Memberships: Audit (Chair); Finance;

                            Nominating and Corporate

                            Governance

Independent: Yes

From 2005 to 2006, Mr. Maffucci served as executive vice-president of Bowater Incorporated and president of its newsprint division. He served as chief financial officer of Bowater Incorporated from 1995 to 2005 and held a variety of positions in its finance organization throughout much of his career. Mr. Maffucci served on the board of directors of Xerium Technologies, Inc., a manufacturer and supplier of consumable products used in paper production, from November 2008 to August 2010. From June 2009 to August 2010, he also served as executive vice-president and chief financial officer of Xerium and helped guide Xerium through a “pre-packaged” Chapter 11 bankruptcy. Xerium filed a voluntary petition for relief under Chapter 11 of the federal bankruptcy law as part of a pre-arranged restructuring plan with the support of its lenders on March 30, 2010 and emerged from Chapter 11 protection on May 25, 2010. Mr. Maffucci previously worked at KPMG and is a Certified Public Accountant (CPA).

We believe that Mr. Maffucci’s extensive financial and operating experience, his knowledge and understanding of corporate finance, strategic planning and risk management processes as well as his experience with a large public accounting firm make him a valuable contributor to our Board and the committees on which he serves, notably as Chair of our Audit Committee.

Other Board Service:

Martin Marietta Materials Inc. (audit committee chair; finance committee)

2016 PROXY STATEMENT

Nominee	Business experience
Domenic Pilla Corporate Director Toronto, Ontario Age: 57 Director Since: 2014 2015 Meeting Attendance: 93% Committee Memberships: Human Resources Independent: Yes

Mr. Pilla retired in December 2014 as president of Shoppers Drug Mart, Canada’s leading pharmacy and beauty retailer, a position he held since 2011, during which he spearheaded the sale/merger of Shoppers Drug Mart with Canada’s leading grocery retailer, Loblaw. Prior to 2011, he served as president of McKesson Canada, a leading provider of healthcare services. Prior to his tenure with McKesson Canada, Mr. Pilla held senior executive positions with RNG group and Petro-Canada.

We believe that Mr. Pilla’s extensive senior business leadership experience in the healthcare retail and healthcare services markets, as well as his first-hand knowledge of major M&A retail transactions, make him a valuable contributor to our Board and the committee on which he serves.

Other Board Service:

Parkland Fuel Corporation (audit committee; supply committee)

Shoppers Drug Mart Inc. (until 2014)

Loblaw Companies (until 2015)

Robert J. Steacy

Corporate Director

Toronto, Ontario

Chairman of the Board

Age: 66

Director Since: 2007

2015 Meeting Attendance: 100%

Committee

Memberships: Nominating and

                            Corporate Governance (Chair);

                            Finance

Independent: Yes

In addition to having worked for Ernst & Young from 1973 to 1978 in its audit practice, Mr. Steacy has over 25 years of senior financial officer experience, including as vice-president, finance and as executive vice-president and chief financial officer of Torstar Corporation, an international publisher and a major Canadian media company, from 1989 until his retirement in 2005.

We believe that Mr. Steacy’s prior board experience, his extensive financial expertise, as well as his in-depth knowledge of risk assessment and risk management, uniquely qualify him to play a leadership role on our Board.

Other Board Service:

Postmedia Network Canada Corporation (audit committee chair; compensation and pension committee)

Cineplex Inc. (audit committee chair)

Canadian Imperial Bank of Commerce (until 2012)

2016 PROXY STATEMENT

Nominee	Business experience

Pamela B. Strobel

Corporate Director

Chicago, Illinois

Age: 63

Director Since: 2007

2015 Meeting Attendance: 100%

Committee

Memberships: Human Resources (Chair);

                            Nominating and Corporate

                            Governance

Independent: Yes

In 2005, Ms. Strobel retired as an executive vice-president and chief administrative officer of Exelon Corporation, one of the largest U.S. electric utilities. During her tenure with Exelon and its predecessor companies, starting in 1993, Ms. Strobel served as an executive vice-president and chief administrative officer and as chief executive officer of Commonwealth Edison Company, as an executive vice-president and general counsel of Unicom Corporation and Commonwealth Edison Company, as president of Exelon’s Business Services Company, and as chairman and chief executive officer of Exelon Energy Delivery, the holding company for Exelon’s energy delivery business. Prior to her career at Exelon, she was a partner with Sidley, Austin, LLP. Ms. Strobel was named as one of Fortune Magazine’s Top 50 Women in Business in 2002.

We believe that Ms. Strobel’s extensive experience in senior executive positions and her in-depth knowledge and understanding of the energy sector provide a unique contribution to our Board and the committees on which she serves.

Other Board Service:

State Farm Mutual Automobile Insurance Company (compensation committee; nominating and governance committee)

Illinois Tool Works, Inc. (audit committee chair; executive committee; nominating and governance committee)

Denis Turcotte

President and CEO, North Channel Management and North Channel Capital Partners

Sault Ste. Marie, Ontario

Age: 54

Director Since: 2007

2015 Meeting Attendance: 100%

Committee

Memberships: Environmental, Health,

                            Safety and Sustainability (Chair);

                            Human Resources; Finance

Independent: Yes

Mr. Turcotte is currently president and chief executive officer of North Channel Management and North Channel Capital Partners, business consulting and private investing firms. From 2002 to 2008, Mr. Turcotte was the president and chief executive officer and a director of Algoma Steel Inc., a publicly listed North American steel company, and from 1992 to 2002 held a number of senior executive positions with companies in the pulp and paper industry, including president of the paper group and executive vice-president of corporate development and strategy of Tembec Inc., a leading integrated forest products company with operations in North America and France.

We believe that Mr. Turcotte brings to the Board and the committees on which he serves his extensive experience as a senior executive of capital intensive and commodity-based industries.

Other Board Service:

Norbord Inc. (audit committee; human resources committee; health, safety and environment committee)

Brookfield Business Partners L.P.

Coalspur Mines, Ltd. (until 2015)

2016 PROXY STATEMENT

Nominee	Business experience
John D. Williams President and CEO, Domtar Corporation Charlotte, North Carolina Age: 61 Director Since: 2009 2015 Meeting Attendance: 100% Independent: No

Mr. Williams has been the President and Chief Executive Officer and a director of the Corporation since joining Domtar on January 1, 2009. Mr. Williams served in senior executive positions for over eight years with SCA Packaging Ltd. and SCA Packaging Europe, Europe’s second largest producer of containerboard paper used for the manufacturing of corrugated box products. He served as president of SCA Packaging Europe, from 2005 to December 2008, where he assumed leadership over sales, marketing, finance, operations, manufacturing, distribution, supply chain and human resources. Prior to joining SCA Packaging, Mr. Williams held a number of increasingly senior positions in sales, marketing, management and operational roles, with Rexam PLC, Packaging Resources, Inc., Huhtamaki, Alberto Culver UK Ltd., and MARS Group.

We believe that Mr. Williams’ extensive international experience in key leadership roles in our industry, combined with his knowledge and understanding of global risks, challenges and opportunities facing our business, in addition to his outstanding leadership skills, are invaluable assets to our Board and our Corporation.

Other Board Service:

Owens Corning (lead independent director; chair, governance and nominating committee)

Mary A. Winston

Corporate Director

Charlotte, North Carolina

Age: 54

Director Since: December 2015

2015 Meeting Attendance: Elected on December 10, 2015

Memberships: Audit; Environmental, Health,

                            Safety and Sustainability;

                            Finance

Independent: Yes

Ms. Winston was elected to our Board on December 10, 2015, and stands for election by the stockholders for the first time. From 2012 until August 2015, she served as the executive vice president and chief financial officer of Family Dollar Stores, Inc., a leading retailer which was acquired by Dollar Tree in July 2015. Before joining Family Dollar, Ms. Winston served as senior vice president and chief financial officer of Giant Eagle, Inc., a leading grocery and fuel retailer. Prior to that, she served as executive vice president and chief financial officer of Scholastic Corporation, a global leader in publishing, education and media. Ms. Winston has also held executive-level positions with Visteon Corporation, a global automotive supplier, and with Pfizer, Inc. She started her career as a Certified Public Accountant (CPA) with a global public accounting firm.

We believe that Ms. Winston’s extensive experience in the retail, manufacturing, publishing and healthcare markets, combined with her financial acumen, make her a valuable addition to our Board and the committees on which she serves.

Other Board Service:

Dover Corporation (chair, audit committee)

Plexus Corporation (until February 2016)

The Board of Directors unanimously recommends a vote FOR the election of each of the 12 director nominees.

Director Compensation

Process and Objectives

The Board of Directors, on the recommendation of the NCGC, is responsible for setting director compensation. Management is not involved in the process, and directors who are Domtar Corporation employees do not receive compensation for their service as directors.

The objectives of the NCGC and the Board in setting director compensation are to:

•	attract highly qualified candidates to serve on the Board by remaining competitive with compensation paid to outside directors of comparable companies;

•	align the interests of directors with the interests of stockholders by fostering a long-term commitment to Corporation stock ownership; and

•	establish total compensation on a simple, easy to understand flat fee basis with appropriate differentiation between levels of responsibility (such as serving as a committee chair).

2016 PROXY STATEMENT

Components of Director Compensation

Our non-employee directors receive an annual cash retainer fee ($100,000 in 2015 and $107,500 in 2016) and annual equity-based compensation of equal value. The Chairman receives an annual cash retainer ($175,000 in 2015 and $182,500 in 2016) and annual equity-based compensation of equal value. Members of the Audit Committee are paid an additional cash retainer of $10,000. The Chair of the Audit Committee receives an additional cash retainer of $30,000. Each other committee Chair receives an additional cash retainer of $20,000 ($25,000 for the Chair of the Human Resources Committee in 2016). The Chairman is not eligible for any of the committee retainers described above. There will generally be no Board or committee meeting fees; however, if more than 10 Board meetings are held in a calendar year, directors may be paid Board meeting fees of $1,500 per additional meeting attended. In addition, each non-executive director traveling over three or more time zones from his or her residence in connection with his or her duties as a Board member is entitled to an annual travel fee of $15,000 to compensate him or her for substantial additional travel time.

During 2015, as part of its biennial review, the NCGC completed a review of directors’ compensation and recommended the compensation for 2016 described in the previous paragraph. The NCGC retained Hugessen Consulting Inc. (“Hugessen”) as its independent compensation advisor to conduct a benchmarking study assessing the competitiveness of the Corporation’s director compensation programs. Hugessen’s analysis of the benchmarking study concluded that in order for the directors’ compensation to remain competitive through the next review cycle in 2017-2018, an adjustment should be made to position the compensation within -4% to 1% of the anticipated 2017 market median. After review and discussion, the NCGC concluded that the proposed changes would provide appropriate competitive positioning of directors’ compensation and recommended the changes, which were approved by the Board in December 2015, effective in 2016. The NCGC had last reviewed the directors’ compensation in 2013.

The equity portion of the directors’ fees is paid in deferred share units granted under the Corporation’s Omnibus Incentive Plan. A non-employee director may also elect to defer receipt of the cash portion of his or her annual retainer fee into deferred share units, subject to compliance with applicable tax requirements and rules established by the Human Resources Committee (“HRC”). Deferred share units are paid quarterly in arrears, with the number of deferred share units to be paid to be determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter. Dividends, when declared, on Domtar’s common stock are notionally invested in additional deferred share units based on the closing share price on the dividend payment date. Deferred share units are generally settled in cash or shares of our common stock, as determined by the director, upon termination of his or her Board service as an eligible Director.

The NCGC assessed the independence of its compensation advisor, Hugessen, including the potential for conflicts of interest in light of the NYSE listing standards. Based on its assessment, the NCGC concluded that its advisor was appropriately independent and free from potential conflicts of interest.

Effective in 2013, the Board, upon recommendation of the NCGC after consultation with Hugessen, approved the introduction of a new category of deferred share units that may be granted to those directors who have achieved 100% of their stock ownership requirements. Such directors may elect to receive the equity component of their annual retainer in deferred share units that may be settled in either cash or stock one year after the grant date. The grants of this category of deferred share units are made at the same time as the other deferred share units, and generally subject to the same terms and conditions pursuant to the Corporation’s Omnibus Incentive Plan.

2016 PROXY STATEMENT

Director Stock Ownership Requirements

In order to align the long-term financial interest of our directors with those of our stockholders, directors are required to own a significant equity stake in the Corporation having a value of at least $500,000 ($537,500 starting in 2016) which is equivalent to five times the annual cash retainer, valued at the greater of cost or market value. Directors must meet this requirement within five years of becoming a director. All shares owned outright, as well as all deferred share units, are taken into consideration in determining compliance with these ownership guidelines. As of the date of this proxy statement, all current directors who joined our Board before 2012 have reached the stock ownership requirements.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
	($)	($)	($)	($)
Robert J. Steacy	178,750	175,000	46,860	400,610
Giannella Alvarez	121,250	100,000	11,561	232,811
Robert E. Apple	111,250	100,000	9,698	220,948
Louis P. Gignac	103,750	100,000	43,660	247,410
David J. Illingworth	113,750	100,000	5,981	219,731
Brian M. Levitt	123,750	100,000	60,532	284,282
David G. Maffucci	133,750	100,000	15,092	248,842
Domenic Pilla	103,750	100,000	3,907	207,657
Pamela B. Strobel	127,500	100,000	45,840	273,340
Denis Turcotte	123,750	100,000	54,300	278,050
Mary A. Winston*	9,266	8,424	–	17,690

*	Elected to the Board in December 2015

(1)	The amounts in this column reflect director compensation earned or paid in cash, including amounts voluntarily deferred under the director compensation program into deferred share units pursuant to the Omnibus Incentive Plan. Of the amounts of compensation earned, one director has elected to defer fees into deferred share units pursuant to the Omnibus Incentive Plan and was credited with the deferred share units as follows:

Name	Fees Deferred ($)	Deferred Share Units Credited (#)
Domenic Pilla	103,750	2,611
(2)	The amounts in this column represent the grant date fair value of the deferred share units granted under the Omnibus Incentive Plan in 2015. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which are incorporated by reference herein. The amounts in the table do not reflect the value, if any, that ultimately may be realized by the directors. As described above, the number of deferred share units to be paid under the Omnibus Incentive Plan is determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter.
(3)	The amounts in this column represent the grant date fair value of additional deferred share units granted as dividend equivalents for 2015 on the directors deferred share units, in accordance with the Omnibus Incentive Plan. Ms. Winston having been elected to the Board of Directors in December 2015 did not receive any dividend equivalent in 2015. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2015, April 15, 2015, July 15, 2015 and October 15, 2015.

2016 PROXY STATEMENT

The following table sets forth, by grant date, the number of deferred share units credited to each director and the grant date fair value of each award with respect to service as a director in 2015. All deferred share units were vested upon grant.

Equity Awards for Service as a Director of Domtar Corporation

	March 31, 2015		June 30, 2015		September 30, 2015		December 31, 2015
Name	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value	Units	Grant Date Fair Value
	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Robert J. Steacy	947	43,750	1,057	43,750	1,224	43,750	1,184	43,750
Giannella Alvarez	541	25,000	604	25,000	700	25,000	677	25,000
Robert E. Apple	541	25,000	604	25,000	700	25,000	677	25,000
Louis P. Gignac	541	25,000	604	25,000	700	25,000	677	25,000
David J. Illingworth	541	25,000	604	25,000	700	25,000	677	25,000
Brian M. Levitt	541	25,000	604	25,000	700	25,000	677	25,000
David G. Maffucci	541	25,000	604	25,000	700	25,000	677	25,000
Domenic Pilla (a)	541	25,000	604	25,000	700	25,000	677	25,000
Pamela B. Strobel	541	25,000	604	25,000	700	25,000	677	25,000
Denis Turcotte	541	25,000	604	25,000	700	25,000	677	25,000
Mary A. Winston*	–	–	–	–	–	–	228	8,424

*	Elected to the Board in December 2015
(a)	Does not include units granted in respect of fees voluntarily deferred under the director deferred compensation program as described in footnote (1) above.

2016 PROXY STATEMENT

GOVERNANCE OF THE CORPORATION

Corporate Governance Highlights

We are committed to the highest standards of corporate governance and believe that sound corporate governance is critical to the Corporation’s long-term success and the protection of the interest of its many stakeholders. The following table sets forth our key governance practices, which are detailed in this Governance section:

✓ The positions of Chairman of the Board and Chief Executive Officer are separate
✓ All our directors are independent with the exception of our CEO
✓ The Board Committees have independent Chairs and are entirely composed of independent directors
✓ Our CEO only serves on one outside board
✓ None of our directors serves on more than two outside boards
✓ All directors are elected annually
✓ We have a majority vote standard for directors’ election with a director resignation policy
✓ We have voluntarily adopted a proxy access by-law
✓ Directors are subject to robust stock ownership guidelines – 5x cash portion of annual retainer
✓ Directors are subject to annual individual performance evaluations
✓ Average director tenure is six years
✓ We promote diversity in the boardroom
✓ Women represent 27% of our independent Board members
✓ We have comprehensive Corporate Governance Guidelines
✓ We have a Code of Business Conduct and Ethics that applies worldwide to our directors, senior management and employees
✓ We have a robust compliance program
✓ We have a comprehensive Enterprise Risk Management System
✓ We do not have a shareholders rights plan

Board Governance

Our Board has adopted written Corporate Governance Guidelines that comply with the listing standards of the NYSE (the “Guidelines”). The Guidelines set forth requirements relating to director responsibilities, director qualification standards, including director independence, director compensation, our director resignation policy with respect to majority voting in uncontested elections, director retirement age, director orientation and continuing education, CEO succession planning, and assessment of the Board’s performance, among other matters.

Copies of our Corporate Governance Guidelines are available without charge on the corporate governance portion of our website at http://www.domtar.com/files/corporate/DOMTAR_Corporate_Governance_Guidelines.pdf or upon request in writing to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6, Attention: Senior Manager, Corporate Law and Assistant Secretary. The Corporation also complies with the listing standards of the TSX.

2016 PROXY STATEMENT

Current Members of Our Board of Directors

The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Director	Audit Committee	Nominating and Corporate Governance Committee	Human Resources Committee	Environmental, Health, Safety and Sustainability Committee	Finance Committee
Giannella Alvarez	*			*
Robert E. Apple	*
Louis P. Gignac			*	*
David J. Illingworth	*			*
Brian M. Levitt		*			Chair
David G. Maffucci	Chair	*			*
Domenic Pilla			*
Robert J. Steacy		Chair			*
Pamela B. Strobel		*	Chair
Denis Turcotte			*	Chair	*
John D. Williams
Mary A. Winston	*			*	*

Board and Committee Meetings

From January 1 through December 31, 2015, our Board held 8 meetings and the committees of the Board held 30 meetings. Each of our directors attended 93% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Board Committees

As of the date of this Proxy Statement, the Board has five standing committees: Audit; Human Resources; Nominating and Corporate Governance; Environmental, Health, Safety and Sustainability; and Finance.

Audit Committee
Five members
•	David G. Maffucci, Chair	The Audit Committee is composed solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for audit committee members and are financially literate, as required by the NYSE. In addition, the Board has determined that Mr. Maffucci and Ms. Winston qualify as “audit committee financial experts” and have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.
•	Giannella Alvarez
•	Robert E. Apple
•	David J. Illingworth
•	Mary A. Winston

Meetings During 2015: Nine
Key Responsibilities:
•	Provide assistance to the Board of Directors with respect to its oversight of:
	–	The quality and integrity of the Corporation’s financial statements;
	–	The Corporation’s compliance with legal and regulatory requirements;
	–	The independent auditor’s qualifications and independence;
	–	The Corporation’s Enterprise Risk Management (ERM) process;
	–	The performance of the Corporation’s internal audit function and independent auditors; and
	–	The risks associated with matters within the Committee’s responsibilities and duties;

2016 PROXY STATEMENT

•	Appoint, retain, compensate and oversee the Corporation’s independent auditors;
•	Review, at least annually, the qualifications, performance and independence of the independent auditors;
•	Review and discuss with management and the independent auditors, and approve the Corporation’s quarterly earnings press releases, as well as the quarterly financial statements, including the disclosures under Management’s Discussion and Analysis, and their filing of Form 10-Q;
•	Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements, including the disclosures under Management’s Discussion and Analysis and recommend to the Board their approval and whether they should be included in the Corporation’s Form 10-K;
•	In consultation with the independent auditors, management and the Corporation’s internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external;
•	Discuss with the independent auditor and the Corporation’s internal auditors the scope and plans for their respective audits;
•	Review the assessment by the Corporation’s officers of the effectiveness of the Corporation’s disclosure controls and procedures and internal controls for financial reporting and the evaluations thereof by the independent auditors;
•	Discuss with management and the independent auditors the Corporation’s guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures, and risks associated with the financial reporting system, financial information and financial statements, and the steps management has taken to monitor and control such exposure and to preserve the integrity of the system;
•	Oversee the application of the whistleblower policy;
•	Review periodically the Code of Ethics of the Corporation and the adherence thereto by management;
•	Review periodically with the Board, the external and internal auditors and management, the Corporation’s anti-fraud program and practices.

Charter:
The Audit Committee is governed by the Audit Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Domtar_Charter_of_the_Audit_Committee.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Human Resources Committee
Four members
•	Pamela B. Strobel, Chair	The Human Resources Committee (“HRC”) is composed solely of directors who meet the independence requirements of the NYSE, the requirements for a “non-employee director” under the Exchange Act, and the requirements for an “outside director” under the Internal Revenue Code of 1986, as amended (the “Code”).
•	Louis P. Gignac
•	Domenic Pilla
•	Denis Turcotte

Meetings During 2015: Five
Key Responsibilities:
•	Provide oversight in respect of the risks associated with matters within the Committee’s responsibilities and duties;
•	Review and approve the philosophy and design of the Corporation’s compensation and benefits systems in light of the Corporation’s objectives;
•	Review and make recommendations to the Board with respect to incentive compensation and equity-based plans;
•	Monitor the financial effect of the Corporation’s compensation programs and their success in achieving the Corporation’s objectives;
•	Manage the processes used by the Board to evaluate the Corporation’s chief executive officer;
•	Review and approve the compensation of the Corporation’s chief executive officer and other executive officers;
•	Administer the Corporation’s equity-based and cash incentive compensation plans;
•	Jointly with the Finance Committee, oversee the work of the Pension Administration Committee of the Corporation (“PAC”);

2016 PROXY STATEMENT

•	Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	In coordination with the Nominating and Corporate Governance Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Human Resources Committee is governed by the Human Resources Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/corporate/Human_Resources_Committee_Charter_April_30_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Additional information about our Human Resources Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee
Four members
•	Robert J. Steacy, Chair	The Nominating and Corporate Governance Committee is composed solely of directors who meet the independence requirements of the NYSE.
•	Brian M. Levitt
•	David G. Maffucci
•	Pamela B. Strobel

Meetings During 2015: Five
Key Responsibilities:
•	Review the risks associated with matters within the Committee’s responsibilities and duties;
•	Leadership role in shaping the governance of the Corporation;
•	Review and recommend to the Board the compensation of the Corporation’s directors;
•	Provide oversight and direction regarding the functioning and operation of the Board of Directors;
•	Review and recommend to the Board of Directors candidates for election as directors;
•	Oversee the relationship between the Corporation and its stockholders;
•	Provide oversight in respect of the Corporation’s compliance with legal and regulatory requirements, and corporate governance standards in the areas of the Committee’s responsibilities and duties;
•	Oversee the process for, and in coordination with, the Human Resources Committee, make recommendations to the Board with respect to the selection of a CEO of the Corporation.

Charter:

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which is available on the Corporation’s website at

http://www.domtar.com/files/corporate/Domtar_Nominating_and_Corporate_Governance_Committee_Charter_11_2014.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Environmental, Health, Safety and Sustainability Committee
Five members
•	Denis Turcotte, Chair
•	Giannella Alvarez
•	Louis P. Gignac
•	David J. Illingworth
•	Mary A. Winston

2016 PROXY STATEMENT

Meetings During 2015: Five
Key Responsibilities:
•	Generally review the effectiveness of the Corporation’s policies, programs and practices at optimizing its efforts to maintain sustainable ecosystems, safe and healthy employees, and vital communities as integral elements of its commitment to create long-term stockholder value;
•	Provide oversight of the sustainability systems and performance of the Corporation that are integral components of the Corporation’s business strategy;
•	Provide oversight of the Corporation’s response to public policy, legislative, regulatory, political and social issues and trends related to environmental, health and safety, and sustainability (“EHSS”) performance that may significantly affect the business operations, financial performance or public image of the Corporation or the industry;
•	Provide oversight of the risks and opportunities associated with matters within the Committee’s responsibilities and duties;
•	Provide oversight of the Corporation’s compliance with legal and regulatory requirements in the areas of the Committee’s responsibilities and duties;
•	Review environmental, health and safety and sustainability policies regarding significant EHSS audit and monitoring systems as well as related reports from management;
•	Review EHSS standards, procedures and practices against applicable regulatory requirements and oversee compliance therewith;
•	Review objectives and plans for implementing policies, procedures, practices, compliance measures and risk management programs regarding environmental protection and occupational health and safety;
•	Discuss with management the scope and plans for the conduct of audits of EHSS performance, significant results of audits, and pending or threatened material proceedings or complaints relating to EHSS.
Charter:

The Environmental, Health, Safety and Sustainability Committee is governed by the Environmental, Health, Safety and Sustainability Committee Charter, which is available on the Corporation’s website at

http://www.domtar.com/files/corporate/Domtar_Environmental_Health_Safety_and_Sustainability_Committee_Charter_July_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Finance Committee
Five members
	•	Brian M. Levitt, Chair
	•	David G. Maffucci
	•	Robert J. Steacy
	•	Denis Turcotte
	•	Mary A. Winston

Meetings During 2015: Six
Key Responsibilities:
•		Review the Corporation’s:
		–	Capital structure and capital allocation;
		–	Significant financing transactions;
		–	Mergers, acquisitions and divestitures;
		–	Insurance coverage and programs;
		–	Jointly with the HRC, oversee the work of the Pension Administration Committee with respect to the financial aspects of the PAC’s annual report;
•		Generally assist the Board of Directors in the oversight of financial resource strategies and policies, including oversight of the risks associated with matters within the Committee’s responsibilities and duties.

2016 PROXY STATEMENT

Charter:

The Finance Committee is governed by the Finance Committee Charter, which is available on the Corporation’s website at

http://www.domtar.com/files/corporate/Finance_Committee_Charter__April_30_2013.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

Board of Directors Leadership Structure

In accordance with our Corporate Governance Guidelines, the positions of Chairman of the Board and Chief Executive Officer are separate and distinct. Currently, the position of Chairman of the Board is held by Mr. Robert J. Steacy, and the position of CEO is held by Mr. John D. Williams. Separating these positions allows our CEO to focus on the management of the Corporation, while allowing our Chairman to lead the Board in its role of providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our CEO is required to devote to his position, while facilitating the independent functioning of the Board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the Board in fostering ethical and responsible decision-making and sound corporate governance practices.

Board of Directors’ Role in Risk Oversight

Our Corporate Governance Guidelines explicitly recognize that it is the responsibility of the Board to assess risks facing the Corporation and to review strategies for risk mitigation. Areas of material risk to the Corporation include economic and strategic factors (such as conditions in the general economy and in capital and credit markets, the cyclical nature of the pulp and paper industry and the secular decline in uncoated freesheet paper, and market dynamics for our products), the impact of competition, operational matters (such as supply chain, human resources and labor relations, and the performance of the Corporation’s operating facilities), regulatory matters (such as those relating to anti-trust laws, the environment, and workplace health and safety), and governmental policies.

Our Board committees assist the Board in fulfilling its risk oversight responsibilities in certain areas of risk, including the following: the Audit Committee has primary oversight over the Corporation’s enterprise risk management process and cybersecurity strategies, as well as primary oversight responsibility to review and approve financial statements, financial disclosures and internal controls and procedures; the Human Resources Committee has responsibilities related to succession planning risks and the business risk implications of our compensation policies and programs; the Nominating and Corporate Governance Committee is responsible for addressing questions and risks related to Board organization, membership and corporate governance and compliance; the Environmental, Health, Safety and Sustainability Committee reviews operational risk issues related to environmental protection, occupational health and safety and sustainability; and our Finance Committee reviews the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, the Corporation’s risks related to capital structure, financing, insurance and pension. Our Board committees fulfill these duties through their regularly scheduled and special meetings with members of management (and other parties as appropriate) responsible for specific areas of risk, including in the case of the Audit Committee, the internal auditors and the independent auditors, and the committees regularly report back to the Board.

Our Board and our Audit Committee work closely with management to oversee the Corporation’s Enterprise Risk Management (ERM) process, and to identify and prioritize key risks faced by the Corporation. As part of its ongoing risk oversight duties, the Board adopted the Corporation’s Enterprise Risk Management Governance Policy that establishes the fundamental principles of risk accountability and risk management as integral parts of our enterprise culture and day-to-day business activities. In addition, the Board performs detailed periodic reviews of key identified risks as part of its regular meeting agenda. It is the policy of the Corporation to pursue the opportunities to achieve its strategic, business and operational objectives in a manner that involves an acceptable level of risk.

The Board has also formally adopted the Corporation’s Compliance Program centralizing in a single source of reference a program statement and a framework for oversight of key compliance policies covering the various areas of the Corporation’s activities, reflecting best practices in the context of the Corporation’s particular circumstances and needs. The Program requires the Board of Directors, management and employees to act in a consistently ethical and legal manner and, as a consequence, to minimize the risk that conduct by employees will provide the basis for legal actions, civil penalties or criminal sanctions against them or the Corporation, or damage the Corporation’s reputation, and takes into account the principles and criteria developed by the U.S. Federal Sentencing Guidelines for the implementation of effective compliance and ethics programs. The Compliance Program is integrated with the Corporation’s ERM program.

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Risk Assessment of Compensation Programs, Policies and Practices

The Corporation has conducted an assessment of its compensation programs, policies and practices for all employees, including the Named Executive Officers, relative to risk to determine whether they create a reasonable likelihood of a material adverse effect on the Corporation. Based on this assessment, which also considered the control environment and approval processes in place, the Corporation concluded that its compensation programs, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Corporation. The Corporation’s findings were reported to, and discussed by, the Human Resources Committee.

Director Independence and Other Determinations

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2016. During annual reviews, the Board considers any transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examines any transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent.

The Board, upon recommendation by the NCGC, has affirmatively determined that each of our directors, other than Mr. John D. Williams, who is the President and Chief Executive Officer of the Corporation, has no material relationship with us, and is independent under the independence requirements of the listing standards of the NYSE and TSX, the Corporation’s Corporate Governance Guidelines, and our Director Independence Standards that are available on the Corporation’s website at

http://www.domtar.com/files/corporate/4.Domtar_Director_Independence_Standards_October_30_2013.pdf.

In addition, the Board, upon recommendation of the NCGC, considered and affirmatively determined that Mses. Alvarez and Winston and Messrs. Apple, Illingworth and Maffucci meet the independence requirements of the SEC and the NYSE rules for Audit Committee members, and that the members of the Human Resources Committee, Ms. Strobel, and Messrs. Gignac, Pilla and Turcotte, meet the independence requirements of the NYSE rules for compensation committee members.

Board, Committee, and Individual Director Evaluation Process

The evaluation process is performed on an annual basis and is comprised of: a) Board and committee evaluations that require directors, as well as senior management, to focus on the functioning of the Board and committees as a whole, including topics such as Board and committee priorities, areas for improvement, fulfilment of their respective responsibilities, composition and mix of skills, structure and organization of meetings, level and quality of interaction with management, etc. and b) individual director evaluations conducted by the Chairman of the Board in one-on-one meetings with each director covering a wide range of topics that include Board priorities and processes, as well as individual effectiveness and contribution. The findings are discussed at the February meetings of the NCGC and the Board, and matters that have been identified as requiring a follow-up are dealt with accordingly.

Proxy Access By-Law

Our Board and management are committed to the highest standards of corporate governance, and strongly believe that sound corporate governance is critical to Domtar’s long-term success and the protection of the interests of its many stakeholders. Proxy access is a corporate governance trend that has gained greater prominence in the last year. While many companies have adopted a proxy access by-law as a result of stockholder proposals, others have proactively initiated relevant amendments to their by-laws in order to facilitate proxy access to long-term stockholders.

In recognition of these emerging trends, our Board and management have considered whether proxy access would be in the best interests of Domtar and its stockholders, and how it could be effectively integrated with our corporate governance framework. Considering our stockholder base and acknowledging that proxy access is a fundamental right of long-term stockholders, our Board has voluntarily amended and restated our by-laws to provide for proxy access. Under new section 2.10 of our by-laws, any stockholder, or a group of up to 20 stockholders, owning 3% or more of Domtar’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the by-law. Proxy access will first be available to stockholders in connection with Domtar’s 2017 annual stockholders meeting. A full copy of our amended and restated by-laws, including the proxy access by-law, has been filed with the SEC on a Form 8-K on February 24, 2016.

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Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics which is applicable to its Directors and all employees, including the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Corporation’s website at www.domtar.com. Directors and employees are required to complete annually a mandatory on-line training program that includes a certification attesting of their adherence to the Code. Copies of the Code will be provided without charge to any stockholder who requests it in writing.

Related Person Transaction Policy

Our Board has also adopted written Procedures for Review of Related Person Transactions. These procedures cover transactions in which the Corporation or any subsidiary was or is to be a participant, the amount exceeds $120,000, and a “related person”, as defined in Item 404(a) of Regulation S-K, has or will have a direct or indirect material interest. Each director, director nominee and executive officer of the Corporation must notify the Vice-President, Corporate Law and Secretary in writing of any such related person transaction. The Vice-President, Corporate Law and Secretary provides a copy of the notice to the Audit Committee, which reviews such transaction and approves it if the Audit Committee determines the transaction is fair and reasonable to the Corporation and consistent with the Corporation’s best interest. No such transactions were identified in 2015.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to contact the Chairman of the Board, our non-management directors as a group or any committee chairperson may send written correspondence, in care of the Vice-President, Corporate Law and Secretary, to Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, SC, 29715. The procedures for the submission of such communications, including any complaints or concerns regarding accounting issues or other compliance matters, are contained in our Policy on Communications, which is available on the Corporation’s website at www.domtar.com.

Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications will be distributed to the director, or group of directors, to whom they are addressed. Other correspondence received by the Corporation that is addressed to one or more directors, such as subscription offers, conference invitations, media inquiries and requests for contributions, will be directed to the Office of the Secretary and treated according to our Policy on Communications.

Board Attendance at Stockholder Meetings

The Corporation expects its directors to attend the annual meeting of stockholders.

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COMPENSATION DISCUSSION

AND ANALYSIS (“CD&A”)

Letter to Stockholders

Dear Fellow Stockholders:

On behalf of your Board of Directors, we want to thank you for your investment in Domtar, provide an overview of the strategic actions we took in the past year to drive value, and detail how we have incorporated your input into our compensation and governance practices.

We continue on our journey into a higher-performance organization firmly positioned for sustainable growth. Today, we have a leading market position in uncoated freesheet paper and maintain a strong position in pulp. We executed well against our strategic priorities by investing capital in our growth businesses, driving value in the Pulp and Paper business, realizing the benefits of our cost reduction focus, and maintaining a balanced approach to capital allocation – including continuance of our track record of returning cash to stockholders.

In 2015, we continued to make strategic investments in Personal Care by building out our core capabilities, and we advanced on our growth plans through new customer wins and realization of benefits of our cost reduction focus. In Pulp and Paper, we made meaningful progress on the conversion of a paper machine to fluff pulp at our Ashdown, AR mill as part of our strategy to invest in sustainable growth businesses. Upon completion of this project, which we expect to occur in the fall of 2016, the Ashdown mill will have one of the largest, low-cost, fluff pulp machines in the world. From an operational perspective, our efforts within our continuous improvement and reliability program successfully reduced costs and improved productivity.

While we were focused on positioning Domtar for growth, we also created value through our balanced capital allocation strategy, by deploying capital toward growth opportunities while maintaining our track record of returning cash to stockholders. Domtar has delivered five consecutive years of dividend growth and returned approximately $1.3 billion to stockholders, or approximately 72% of free cash flow, since 2011.

Our Board actively reviews its composition to ensure it has the right mix of experience and expertise to execute the business plan and drive value for stockholders. We are delighted to welcome Mary A. Winston, our newest director, to our Board. Ms. Winston was elected in December 2015, and she brings to our Board extensive financial acumen and experience in the retail, manufacturing, publishing and healthcare markets.

2015 Performance

In 2015, our net earnings amounted to $142 million ($2.24 per share on a diluted basis), and EBITDA before items(1) and free cash flow(1) amounted to $713 million and $164 million, respectively.(1) In February 2015, we announced a 7% increase to our regular quarterly dividend in addition to a $300 million extension to our stock buyback program. As of December 31, 2015, we had repurchased 28% of our outstanding share float since inception of the share buyback program, while maintaining a strong financial position.

2015 Stockholder Engagement and Say-on-Pay Results

Our relationship with our stockholders is an important part of our Company’s success. We believe that our programs and policies provide a solid foundation for our strategic journey in transforming our Company from papermaker to fiber innovator and are consistent with prevalent market practices. We continually evaluate our compensation philosophy and programs to ensure they are aligned with stockholder interests.

At our May 2015 Annual Meeting of Stockholders, each of our directors received votes in favor of their election from over 96% of the votes cast, while more than 91% of the advisory votes cast supported our executive compensation program. This level of support for our say-on-pay proposal, which was higher than in 2014, demonstrates that the program changes which we made after engaging with our stockholders and the major proxy advisory firms were viewed as enhancing our program’s alignment with the interests of our stockholders. Our Board of Directors and Human Resources Committee give considerable weight to this annual assessment of stockholder sentiment and to ongoing dialogue with our stockholders, and are committed to clear communication of our business strategy.

(1)	EBITDA before items (earnings before interest, taxes, depreciation and amortization) and Free Cash Flow are non-GAAP financial measure. Please refer to the Reconciliation of Non-GAAP Measures on page 66 of this Proxy Statement.

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During 2015, in addition to our regular engagements by our Investor Relations team, and in line with our commitment to effectively engage with our stockholders on an ongoing basis, we reached out to our investors seeking feedback on our business strategy, our executive compensation program, our corporate governance, and our sustainability initiatives. This engagement with our stockholders helps us to better understand their priorities and perspectives.

Specifically, we contacted our 40 largest stockholders representing approximately 70% of Domtar’s outstanding shares. Stockholders holding approximately 20% of our shares responded that they did not need to engage with us because they do not have concerns about our Company’s strategy, executive compensation, corporate governance practices, or sustainability initiatives, while stockholders holding approximately 34% of our shares did not respond. Our senior executives held teleconference meetings with institutional stockholders holding in the aggregate approximately 16% of our outstanding shares. The stockholders were generally supportive of our strategic initiatives and appreciative of the executive compensation program changes implemented in 2015, as well as our corporate governance and sustainability efforts. In light of the positive feedback from our stockholders, we have not implemented any material changes to our executive compensation program for 2016.

2015 CEO Compensation

The only structural change to our CEO’s compensation in 2015 was an increase to his target Long-Term Incentive Program (“LTIP”) award from 265% to 280% of base salary. In addition, the CEO’s required stock ownership was increased from 3x to 5x multiple of base salary in 2015. After reviewing Domtar’s 2015 performance and the results of our Annual Incentive Plan (“AIP”) scorecard, the Committee approved an AIP payout to our CEO of 96.09% of target (or $1.4 million), resulting in total cash compensation of $2.6 million for the year. Further, based on performance against our goals, the Committee approved a payout to our CEO under the Performance Share Unit cycle for 2013 – 2015 of 43.04% of target ($568,849).

To illustrate the real effect of our executive compensation plans as they relate to the performance of the Company, we have included a realizable pay analysis on page 29 to provide an enhanced perspective on the amounts reported in the Summary Compensation Table. We believe that this analysis reflects our ongoing commitment to our pay-for-performance philosophy. Note that while our CEO’s target pay in 2015 was $6.10 million, his realizable pay at the end of 2015 was $5.27 million.

Commitment to Our Long-Term Strategy

As Domtar continues its strategic transformation to a more sustainable growth model, we are confident that the changes to our compensation structure further strengthen our executive compensation program’s alignment with sustainable stockholder value creation. We are committed to continuously reviewing our executive compensation program, and we will continue to review our practices and monitor emerging best practices to do so.

We value your support, and we are committed to ongoing engagement efforts with our stockholders. If you have any questions or comments on our executive compensation program or other matters, we invite you to write to us, c/o Domtar Corporate Secretary, at the following email address: razvan.theodoru@domtar.com

Sincerely,

Robert J. Steacy,	Pamela B. Strobel,
Chairman of the Board	Chair of the Human Resources Committee

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Business Transformation Strategy

The compensation programs at Domtar have been crafted in the context of the business transformation that our company is undergoing. The core business of Domtar has been the manufacturing of pulp and paper products. While this business continues to produce positive earnings and returns for our stockholders, today the uncoated freesheet paper portion of our business is in secular decline. In response, our company has embarked on a strategic transformation that builds upon our expertise in creating fiber-based products by expanding into new and growing market segments. While our business transformation is still ongoing, our financial results are starting to show the benefits of the investments we are making in our facilities, people, and future. We are committed to transforming the business by targeting and deploying capital into higher growth opportunities while continuing to return cash to stockholders.

Our leaders are instrumental in the success of this ongoing business transformation, and, due to our compensation program, Domtar is well-positioned to attract, retain and motivate its leadership to continue to focus on its core pulp and paper production while growing its personal care business. Our transformation is presenting unique opportunities and challenges, and we believe that our executive compensation program appropriately ties the compensation earned by our executives to the performance of the company.

2015 Business Highlights

Our manufactured paper shipments increased 1% compared to prior year as higher white collar employment and an increase in direct mail marketing had a positive impact on demand. Our pulp shipments increased 2% primarily due to improved productivity at a number of our mills. However, our financial performance in the Pulp and Paper segment receded when compared to 2014 driven by lower net average selling prices for pulp and paper.

We further advanced on our Personal Care growth plans. Our focus in 2015 shifted from building the necessary capabilities and product assortment to execution in the marketplace. Progress was made on capturing the benefits from costs savings: we delivered on a number of capital projects; we further built sales and marketing capabilities; and we harvested investments in innovation. Most importantly, we secured a number of important customer wins that will be reflected in our 2016 sales.

Our net earnings amounted to $142 million ($2.24 per share on a diluted basis) and cash flow provided from operating activities amounted to $453 million for 2015. In addition, EBITDA before items(1) and free cash flow(1) amounted to $713 million and $164 million, respectively, while net debt-to-total capitalization ratio stood at 30% at December 31, 2015.

Our 2015 accomplishments include:

Personal Care:

•	Delivered on a number of capital projects including the expansion of our retail product portfolio and the relaunch of several franchise brands

•	Made progress on capturing the benefits from cost savings from our new manufacturing platform through insourcing, efficiency and procurement savings

•	Harvested investments in innovation with new product launches and through our proprietary flexible manufacturing processes

•

Introduced our partner brand model — a unique go-to-market approach, which offers innovation and flexibility to the private-label market, as well as technical expertise, category management and customer service

•	Secured a number of important customer wins that will be reflected in 2016 sales

Ashdown, AR mill paper machine conversion to fluff pulp:

•	Advanced in key areas such as equipment design and infrastructure

•	Detailed pulp sales plan developed in support of the conversion project

Driving value in our core business:

•	Launched our continuous improvement and reliability program across our mill network, resulting in annual production records at several mills and strong cost reduction efforts

•	Achieved a record year in our quality metrics, cost of quality and frequency of complaints

(1)	EBITDA before items (earnings before interest, taxes, depreciation and amortization) and Free Cash Flow are non-GAAP financial measure. Please refer to the Reconciliation of Non-GAAP Measures on page 66 of this Proxy Statement.

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•	Negotiated and ratified the United Steel Workers umbrella agreement covering approximately 3,000 employees across nine facilities

Continuing emphasis on health and safety:

•	Solid world class health and safety results – 0.98 consolidated Total Frequency Rate – demonstrating our ongoing commitment throughout the company

Creating value for stockholders:

•	Returned 91% of our free cash flow to stockholders through regular dividends and share buybacks

•	Increased regular quarterly dividend by 7% and announced a $300 million extension to our existing $1 billion stock buyback program

•	Redeemed certain outstanding notes and entered into a new term loan that improved our debt maturity schedule as well as reduced our financing expenses on outstanding debt going forward

Philosophy and Goals of Executive Compensation Programs

Our executive compensation program is designed to attract, retain and motivate talented key executives who are critical to Domtar’s success over the long term, consistent with the interests of our stockholders in driving both short and long-term performance of our company. Our program is built around the following principles:

•	Emphasize variable pay: We place greater emphasis and focus on compensation that is linked to company performance, rather than on “fixed” compensation;

•	Pay for performance: Our goal is that the majority of executive compensation is earned only when we achieve our financial, operating and strategic goals; and

•	Align executive interests to stockholder interests: A significant portion of the total compensation opportunity for our senior executives is directly linked to the performance of our stock.

Summary of our Executive Compensation Practices

The following discussion details the key executive compensation practices that we believe drive performance and are in the interests of our stockholders. It also lists practices we have not adopted because we believe they would not support our goals and are not in our stockholders’ interests.

What We Do		What We Don’t Do

✓	Retain independent compensation advisors engaged by, and reporting directly to, the HRC	× × × × × ×

Give excessive perquisites or other benefits

Approve excise or other tax gross-ups (other than for relocation benefits)

Backdate or reprice stock options

Pay dividends on performance-based stock awards

Recycle shares for stock options and/or stock appreciation rights in stockholder approved incentive plan

Allow short sales, public trading of puts, calls or other derivatives, hedging or significant pledging of our stock by executives or directors

✓	Maintain a pay mix that emphasizes variable and performance-based compensation rather than focusing on “fixed” pay
✓	Use multiple performance measures in both the annual and long-term incentive programs (“LTIP”), to recognize that our success is based on performance across a wide spectrum of financial and operating measures
✓	Benchmark pay based on the size-adjusted median of companies with which we compete for business and for talent, with the ability for actual pay to vary above or below target based on performance
✓	Fully disclose the financial performance drivers used in our incentives, in numeric terms
✓	Periodically assess the relationship between executive pay and company performance, both in absolute terms and relative to peers
✓	Maintain stock ownership guidelines for executives, and require specific holding periods for awards earned
✓	Review tally sheets regularly
✓	Regularly review share utilization levels
✓	Maintain clawback provisions to recoup pay in select circumstances
✓	Consult with key shareholders and proxy advisory firms

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Key Compensation Decisions for 2015

The HRC reviews the compensation plans on an ongoing basis to ensure our plans are aligned with the overall strategy of the Corporation and the long-term interests of its stockholders. In light of the business transformation that is underway, our goal is to make sure that the plans provide the right incentives for our key management team and align their interests with those of our stockholders in focusing on earnings growth in all of our business. In 2015, we increased the weighting of the profitability measures in our AIP. We also increased the focus on divisional performance within the AIP so that 80% of the AIP target for division executives was based on their respective divisional performance.

2015 Compensation Results

For 2015, our Named Executive Officers (“NEOs”) are:

John D. Williams	President and Chief Executive Officer (President and CEO)
Daniel Buron	Senior Vice-President and Chief Financial Officer (CFO)
Michael Fagan	President, Personal Care Division (President, Personal Care)
Michael D. Garcia	President, Pulp and Paper Division (President, Pulp & Paper)
Zygmunt Jablonski	Senior Vice-President and Chief Legal and Administrative Officer (SVP, Chief Legal & Administrative Officer)
Richard L. Thomas *	Senior Vice-President, Sales and Marketing, Pulp and Paper Division (SVP, Sales & Marketing – Pulp & Paper)

*	SVP, Sales & Marketing – Pulp & Paper, is no longer a Management Committee position since April 8, 2015.

Incentive awards earned by our Named Executive Officers (“NEOs”) based on our business results are summarized below:

AnnuaI Incentive Plan	Corporate AIP (Messrs. Williams, Buron and Jablonski)	Pulp & Paper division AIP (Messrs. Garcia and Thomas)	Personal Care division AIP (Mr. Fagan)
Payout as a % of Target	96.09%	98.20%	111.40%

Long-Term Incentive Plan – Performance Share Units (PSUs)	2013 PSU				2014 PSU	2015 PSU
	2015 TSR & ROIC	3-year Cumulative TSR & ROIC	2015 New Business EBITDA	Total Payout % of Target	2015 TSR & ROIC	2015 TSR & ROIC
Payout as a % of Target	18.58%	7.92%	0.00%	43.04%	14.06%	29.88%

For additional details please see the “Performance-Based Annual Bonuses” and the “Long-Term Equity Incentives” sections on pages 35 and 38, respectively.

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Additional Information on Executive Compensation Program

Compensation Decisions for 2015 – CEO Details

The tables and charts below show target total direct compensation for the CEO and reflect pay decisions made for 2015, as well as the competitive positioning as compared to the size-adjusted median of the proxy peer group as described on page 33.

The HRC increased the target LTIP dollar value for Mr. Williams by 6%, resulting in an alignment of his target long-term incentives closer to the market.

John D. Williams: CEO – Target Total Direct Compensation

			Change
John D. Williams	2014	2015	Dollars	Percent
Base Salary	$1,213,800	$1,213,800	$0	0%
Annual Incentive Plan
Target % of Base Salary	117%	117%
Target Dollars	$1,420,146	$1,420,146	$0	0%
Actual Payout % of Target	85.29%	96.09%
Actual Payout Dollars	$1,211,243	$1,364,618	$153,375	13%
Long-Term Incentive (LTI) Target
Target % of Base Salary	265%	280%
Target Dollars	$3,216,570	$3,398,640	$182,070	6%
Target Total Direct Compensation	$5,850,516	$6,032,586	$182,070	3%

The following graph shows a comparison of our CEO target total compensation against peers.

CEO – Realizable Pay Analysis

Compensation levels reported in the Summary Compensation Table (“SCT”) on page 47 for each of the Named Executive Officers represent a combination of actual cash compensation earned during the year (base salary paid plus actual bonuses earned) and equity compensation granted during the year valued at grant date, assuming targeted performance achieved. The compensation actually

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realizable, or realized, by the individual may be considerably more or less based on Company operating and stock price performance. Although not a substitute for the data provided in the SCT, the information below provides a more meaningful depiction of the actual compensation realizable by our CEO, reflecting both company performance and stock price movement over the last three years.

Domtar Performance and Impact on Variable Pay

In each of the last three years, realizable pay for our CEO was less than targeted pay due primarily to a) below target performance in our annual incentive plan, b) below target performance in our long-term performance plan and c) a decrease in stock price over the last three years.

Domtar’s AIP is based on the achievement of financial and operational results. In each of the last three years, the actual bonus realized by our CEO was below target, ranging from 82% – 96% of target.

Domtar’s LTIP has consisted of at least 50% PSUs in each of the last three years, and included absolute return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) metrics. Company performance against these metrics has varied by tranche, but overall has resulted in below target earning of PSUs to date.

•	Relative TSR performance: Below threshold for 2013 and 2014 tranches, which resulted in no shares being earned or banked. Near target performance for the 2015 tranches.

•	Absolute ROIC performance: Varied by tranche, but averaged near target earning levels across the three grants.

Stock price performance has also impacted the LTI awards granted over the last three years, including not only the PSUs, but also the stock option and restricted stock unit grants.

•	Stock price decline since date of grant: December 31, 2015 stock price was lower than the price on the date of grant for each of the three awards.

•	2013, 2014 and 2015 stock options were underwater as of December 31, 2015.

The table below outlines the realized and realizable compensation for the CEO for the last three years in contrast to the targeted values for each of the three years. This table illustrates the pay-for-performance nature of our executive compensation program. As can be seen from this analysis, our CEO realizable pay was lower than target pay for each of the last three years (-28%, -34% and -14% respectively), while our TSR for each of these three periods was 15%, -8% and -2% respectively.

CEO Targeted Pay(1) Vs. Realizable Pay(2)

(1)	Targeted Pay consists of the summation of (a) base salary paid during the year; (b) target bonus for the year; and (c) equity awards valued using the grant date fair value in accordance with FASB ASC Topic 718, but excludes any forfeiture assumptions related to service based vesting conditions.
(2)	Realizable pay consists of the summation of (a) base salary paid during the year; (b) actual bonus received for the respective year of performance; (c) intrinsic value of in-the-money stock options (based on a stock price of $36.95, which was the closing price of Company stock on December 31, 2015); (d) Restricted Stock Units based on the closing stock price as of December 31, 2015; and (e) Performance Stock Units adjusted for actual performance (where known), or target (if performance is unknown) based on the closing stock price as of December 31, 2015.

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Direct Compensation Mix – at Target

The 2015 target pay mix for our CEO and other NEOs is shown below, and reflects the pay changes made for 2015.

The pay mix reflects greater emphasis on variable performance-based compensation for our CEO than for our other NEOs commensurate with his impact on the Corporation’s overall performance, and the importance the Committee places on achieving the Corporation’s strategic transformation goals.

2016 Program Changes

As part of its ongoing discussion and review of our executive compensation programs to effectively address our ongoing business needs, overall market competitiveness, performance and retention concerns, the HRC approved the following changes to program design for 2016:

•

To better balance our two operational divisions, the metrics for participants in the 2016 corporate AIP will be weighted 70% on corporate performance and 30% on divisional performance, with the divisional performance weighted equally between Pulp & Paper and Personal Care metrics. In 2015, the corporate plan only measured corporate and Pulp & Paper performance.

•

In order to reflect his expanded responsibilities with the addition of the Corporate Human Resources function and to improve the alignment of his total target annual compensation with the market benchmark, Mr. Jablonski’s base salary, short-term incentive target opportunity, and long-term incentive target opportunity were increased 16.8%, 7.7% and 9.6% respectively, in 2016.

•

Base salaries for our other NEOs were adjusted from 0% to 2.5% to improve our alignment with the market benchmark. Long-term incentive target opportunities for our other NEOs were also increased between 5.4% and 23.8% where the HRC considered it necessary to enhance achievement of our compensation program goals and to improve alignment with the market benchmark.

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Executive Compensation Decision-Making Process

Process and Participants

Our executive compensation program is the result of continuing interaction between our HRC and Management, as well as input received from independent compensation advisors. The table below lists the primary roles of the key participants in our executive compensation decision-making process:

Process and Participants	Description of Role
Human Resources Committee

•       The HRC and the Board recognize the importance of executive compensation decisions to our stockholders and to our management team. The committee’s efforts on these matters are structured to ensure that sound processes are followed, that sufficient time is provided for deliberation, and that decisions are made in support of our longer-term business strategy and objectives.

Independent Compensation Advisor

•       The HRC has retained Hugessen Consulting Inc. (“Hugessen”) as its independent advisor and has assessed and concluded that Hugessen is independent and free from potential for conflicts of interest as per NYSE listing standards. On behalf of the HRC, Hugessen reviews and comments on management’s recommendations and related materials, conducts independent research, keeps the Chair appraised of any concerns, and participates in meetings as requested by the Chair. Hugessen does not accept any work from management absent express direction from the HRC.

•       Specific areas on which Hugessen consulted with the HRC during 2015 include: review and comment on management’s proposed programs for 2015, proxy statement disclosures, compensation peer group, benchmarking results for senior executives and resulting compensation recommendations, CEO compensation, performance measures, potential program changes for 2016, shareholder engagement efforts, and regulatory and stockholder perspectives on pay and performance.

CEO Performance and Pay Evaluations

•       The HRC has developed a structured and thorough process for assessing the CEO’s performance and pay. Relevant pay and performance data are provided to the HRC by Management, and reviewed and augmented by Hugessen as the HRC considers necessary. After the Board and HRC Chairs review the CEO’s self-assessment of his and the Corporation’s performance with the other independent directors for their input and evaluation, and consider any supporting market and performance data, the HRC makes its pay decisions and reports them to the Board. The Board and HRC Chairs then provide performance feedback to the CEO, and communicate any resulting compensation actions.

Management

•       The CEO provides input to the HRC on several aspects of executive and Corporation performance, including overall goals and results achieved as well as performance and pay for members of the Management Committee. In 2015, the Senior Vice-President and Chief Legal and Administrative Officer, regularly attended HRC meetings, and provided support regarding recommendations presented to the HRC for approval. Management retains Meridian Compensation Partners, LLC as its consultant, to provide general advice and counsel on various executive compensation matters. The HRC also assessed Meridian’s independence, and concluded that Meridian was independent and free from potential conflicts of interest.

Benchmarking

Use of Market Data

We use compensation market data as a reference for understanding the competitive pay positioning of each pay element and total compensation. Our HRC does not seek to manage total compensation of our executive officers within a prescribed competitive position or percentile of the comparator group or compensation market data. Instead, in exercising its judgment about compensation decisions, our HRC reviews compensation for each executive officer in relation to a range of market data (e.g., median, 25th percentile, 75th percentile, etc.) and considers this, along with internal and other external factors, in making executive pay decisions.

2016 PROXY STATEMENT

Peer Group

Our approach to executive pay benchmarking focuses on companies that reflect our industry, our size, and our ongoing business challenges. We take a “North American” approach to benchmarking executive pay, and used the following peer group to make pay decisions in February 2015:

Company	2013 Revenue (in millions)
Avery Dennison Corporation	$6,140
Ball Corporation	$8,468
Bemis Co. Inc.	$5,030
Cascades Inc.	$3,849
Crown Holdings	$8,656
Glatfelter Corporation	$1,726
Graphic Packaging Corporation	$4,478
Greif Inc.	$4,353
International Paper Company	$29,080
Kapstone Paper & Packaging Corporation	$1,749
Kimberly-Clark Corporation	$21,152
MeadWestvaco Corporation	$5,389
Owens-Illinois Inc.	$6,967
Packaging Corporation of America	$3,665
Resolute Forest Products Inc.	$4,461
Rock-Tenn Company	$9,545
Sealed Air Corporation	$7,691
Silgan Holdings	$3,709
Sonoco Products Company	$4,848
Weyerhaeuser Company	$8,529
Median Revenue	$5,209
Domtar Revenue	$5,500

•

Peer group includes 20 companies in the paper & forest products and containers & packaging industries. Revenues generally range from 1/2x to 2x our revenues, but key larger industry competitors also are included. This peer group is used as the primary market reference for CEO and CFO pay comparisons, as well as for incentive plan design review.

•	When benchmarking executive positions that are not widely reported in proxy filings, we use the same peer group companies who have participated in Aon Hewitt’s executive pay database.

To normalize for differences in company size, market median pay levels for our executives were determined for each component of pay and for total pay on a size-adjusted basis, using regression analysis based on revenues. In the benchmarking analysis used to make pay decisions in early 2015, the median revenues of the proxy group was $5.2 billion.

Our HRC, with the advice of its independent compensation advisor and recommendations of our CEO and our Senior Vice-President, Chief Legal and Administrative Officer, reviews and approves the composition of our comparator group annually. Our HRC believes that the use of the current comparator group and selection criteria provided useful compensation benchmark information as a result of a close fit between Domtar and the comparator group companies in terms of the industry and performance profile.

Use of Tally Sheets

Our HRC regularly reviews tally sheets for each of the NEOs and the other members of our Management Committee that provide a comprehensive view of target, actual and contingent executive compensation payouts under a variety of termination and performance scenarios. The tally sheets are intended to facilitate the HRC’s understanding of the nature and amounts of total compensation under our executive compensation program and to assist the HRC in their overall evaluation of our program.

2016 PROXY STATEMENT

Details of Executive Compensation Program

Components of Executive Compensation

The principal components of our ongoing compensation program for our NEOs, and their primary purposes, are detailed below:

Component	Purpose
Base salaries	Deliver a competitive level of fixed cash pay intended to reflect the primary duties of the role
Annual cash bonuses	Offer an opportunity to earn additional pay based on achieving predetermined performance goals pursuant to our Annual Incentive Plan (“AIP”)
Long-term equity incentives	Align executives’ interests with stockholders through equity-based incentive vehicles pursuant to our Omnibus Incentive Plan
Retirement and other health/welfare benefits	Provide assistance with executive retirement needs, and security in case of possible illness, disability, or loss of life
Perquisites	Limited business-related benefits are provided to ensure flexibility and efficiency
Severance and Change-in-Control provisions	Provide protection against termination of employment for reasons beyond the executives’ control

The following paragraphs describe our approach to each component in greater detail.

Base Salaries

Every year, the HRC considers whether to grant merit increases and/or market-based adjustments to our executives. Such increases are not always made annually, but rather are made periodically after the HRC considers several factors:

•	Competitive market pay levels derived from our benchmarking analyses;

•	The executive’s performance throughout the year, and whether his or her duties changed during the year; and

•	The overall economic climate, and the Corporation’s performance.

Base salaries in 2015 for our active NEOs were therefore as follows:

Name	Position	2014		2015	% Change
John D. Williams	President and CEO	$1,213,800		$1,213,800	0%
Daniel Buron	CFO	$562,300	(1)	$579,169	3%
Michael Fagan	President, Personal Care	$488,448		$503,101	3%
Michael D. Garcia	President, Pulp & Paper	$625,000	(2)	$625,000	0%
Zygmunt Jablonski	SVP, Chief Legal & Administrative Officer	N/A	(3)	$445,950	N	/A
Richard L. Thomas	SVP, Sales & Marketing – Pulp & Paper	$466,700		$466,700	0%

(1)	Mr. Buron’s 2014 base salary is in Canadian dollars. Effective in May 2015, Mr. Buron’s base salary was paid in U.S. dollars at par.
(2)	Mr. Garcia commenced employment May 1, 2014; the amount above reflects his annualized base salary.
(3)	Mr. Jablonski’s base salary is not disclosed as he was not a Named Executive Officer in 2014.

2016 PROXY STATEMENT

Performance-Based Annual Bonuses

Annual cash incentives focus our executive officers on achieving specific annual financial and operating results. Our Annual Incentive Plan plays a key role in ensuring that our total cash compensation opportunity remains competitive.

Target awards. Each NEO has a target bonus award for the plan year, expressed as a percentage of the actual base salary paid to the NEO during that year. For 2015, short-term incentive targets were as follows:

Name	Position	Target as Percent of Salary
John D. Williams	President and CEO	117%
Daniel Buron	CFO	89%
Michael Fagan	President, Personal Care	89%
Michael D. Garcia	President, Pulp & Paper	89%
Zygmunt Jablonski	SVP, Chief Legal & Administrative Officer	65%
Richard L. Thomas	SVP, Sales & Marketing – Pulp & Paper	113%

Based on performance, actual awards earned can vary as a percent of target from below threshold of 0% (if performance is below threshold for all measures) to a maximum of 200%. Achieving results at the threshold performance for any measure will result in a payout equal to 30% of the target award allocated to that measure. Between performance levels, award payouts will be interpolated on a straight-line basis. No bonuses are payable to our NEOs under the AIP unless we achieve a minimum EBITDA performance level. If that level is achieved, we then allocate up to 200% of the target bonus amount based on achievement of our fixed and floating measures.

Corporate performance measures. The corporate AIP measures results for “Key Performance Indicators” (“KPIs”) that we view as critical to positioning our business for the future. Corporate AIP performance measures are categorized as Fixed or Floating. The Fixed measure categories of EBITDA and Health and Safety remain constant from year to year. The Floating or variable measures change periodically based on the more immediate business challenges we expect for a particular year. The corporate AIP measures were applicable to Messrs. Williams, Buron and Jablonski. The divisional AIP measures for Messrs. Fagan, Garcia and Thomas are described below.

Fixed Measures

EBITDA. We view EBITDA as a leading indicator of our ability to successfully manage our business. This measure is defined as earnings before interest, taxes, depreciation and amortization, and excluding certain one-time or nonrecurring costs as further described in our AIP.

Health and Safety. Providing a safe working environment for our employees is critical to our business and directly correlated with efficient operations and manufacturing excellence. This measure focuses on the degree to which we reduce the number of occurrences that must be reported to Occupational Safety and Health Agency (“OSHA”).

Floating Measures

Customer Service and Quality (“SQ”) Index. We developed this measure to focus on the service and quality experience of distinct segments of our customer base. It includes four metrics that measure the number and cost of claims per ton of paper sold, on-time order completion, and in-stock status of online orders.

Pulp Productivity. Increasing our productivity levels is an indicator of the efficiency with which we deploy our assets. This item measures productivity at our pulp and integrated mills relative to the prior year’s performance.

Savings from Insourcing. Cost saving initiative that impacts EBITDA by insourcing our own products on our new/existing global platform and by producing lower cost products on lines designed to reduce the cost of scrap.

New Sales Growth. Gaining market share and obtaining new business is key to our long-term success.

2016 PROXY STATEMENT

Corporate performance measures remained the same as in 2014 while the weightings changed. The measures and weightings for 2015 are indicated below.

Corporate/Pulp and Paper Division performance measures. The measures for Messrs. Garcia’s and Thomas’ annual cash incentive bonus are based on a combination of corporate and division performance, and are weighted as shown below.

Corporate/Personal Care Division performance measures. The measures for Mr. Fagan’s annual cash incentive bonus are based on a combination of corporate and division performance, and are weighted as shown below.

Performance goals and results achieved. The following charts present each KPI, its weighting, the performance goals established at the beginning of 2015, results achieved for each measure, and the related payout earned as a percent of the target award. Our HRC, in exercising its judgment regarding the appropriate level of threshold, target and maximum goals for the 2015 performance measures, considered a number of factors that included the following (without any specific weighting):

•	Historical results for the performance measure;

•	Internally forecasted results for the performance measure as determined through our annual budgeting process;

•	External expectations for the performance measure; and

•	Expected degree of difficulty and likelihood of achieving the minimum, target and maximum goals.

2016 PROXY STATEMENT

Corporate AIP Participants: Messrs. Williams, Buron and Jablonski

Corporate AIP Component	Weight	Actual	Threshold	Target	Maximum	Payout as % of Target
EBITDA	60%	$713M	$613M	$727M	$841M	54.84%
Health and Safety	10%	0.98	1.00	0.92	0.85	4.75%
Customer SQ Index
• Cost of quality per ton	4.0%
¡ Business Papers	1.0%	$0.13	$0.09	$0.08	$0.07	0.00%
¡ Converting and Technical Papers	1.0%	$0.87	$1.24	$1.13	$1.07	2.00%
¡ Printing & Publishing Papers	1.0%	$1.05	$0.87	$0.79	$0.76	0.00%
¡ Specialty Papers	1.0%	$2.13	$2.97	$2.70	$2.57	2.00%
• Number of claims per 1,000 tons	1.0%	0.29	0.39	0.35	0.31	2.00%
• Percentage of orders completed on time	2.5%	95.25%	95.9%	96.2%	96.4%	0.00%
• Percentage of online orders in stock	2.5%	96.02%	96.1%	96.3%	96.5%	0.00%
Pulp Productivity
• Market Mills (including Espanola)	10.0%	4,143	3,972	4,082	4,169	15.23%
• Integrated Mills (excluding Espanola)	10.0%	7,508	7,248	7,442	7,520	15.27%
Total	100%
Percentage of Target Award Payable			30%	100%	200%	96.09%

Pulp and Paper Division AIP Participants: Messrs. Garcia and Thomas

Pulp and Paper AIP Component	Weight	Actual	Threshold	Target	Maximum	Payout as % of Target
Corporate EBITDA	20%	$713M	$613M	$727M	$841M	18.28%
Pulp and Paper EBITDA	40%	$633M	$537M	$632M	$727M	40.42%
Pulp and Paper Health and Safety	10%	1.04	1.04	0.95	0.91	3.00%
Pulp and Paper Customer SQ Index
• Cost of quality per ton	4.0%
¡ Business Papers	1.0%	$0.13	$0.09	$0.08	$0.07	0.00%
¡ Converting and Technical Papers	1.0%	$0.87	$1.24	$1.13	$1.07	2.00%
¡ Printing & Publishing Papers	1.0%	$1.05	$0.87	$0.79	$0.76	0.00%
¡ Specialty Papers	1.0%	$2.13	$2.97	$2.70	$2.57	2.00%
• Number of claims per 1,000 tons	1.0%	0.29	0.39	0.35	0.31	2.00%
• Percentage of orders completed on time	2.5%	95.25%	95.9%	96.2%	96.4%	0.00%
• Percentage of online orders in stock	2.5%	96.02%	96.1%	96.3%	96.5%	0.00%
Pulp Productivity
• Market Mills (including Espanola)	10.0%	4,143	3,972	4,082	4,169	15.23%
• Integrated Mills (excluding Espanola)	10.0%	7,508	7,248	7,442	7,520	15.27%
Total	100%
Percentage of Target Award Payable			30%	100%	200%	98.20%

Personal Care Division AIP Participant: Mr. Fagan

Personal Care AIP Component	Weight	Actual	Threshold	Target	Maximum	Payout as % of Target
Corporate EBITDA	20%	$713M	$613M	$727M	$841M	18.28%
Personal Care EBITDA	40%	$133.3M	$128.6M	$142.9M	$157.2M	21.20%
Personal Care Health and Safety	10%	0.88	1.15	1.04	0.93	20.00%
Divisional Metric *
Savings from insourcing	15%	$14.3M	$12.3M	$13.7M	$15.0M	21.92%
New Sales Growth	15%	$82.6M	$40M	$50M	$60M	30.00%
Total	100%
Percentage of Target Award Payable			30%	100%	200%	111.40%

2016 PROXY STATEMENT

Special Cash Payment. In April 2014, the HRC approved a special cash retention bonus to Mr. Thomas, equivalent to one year of base salary ($466,700), that he received in May 2015 upon his continued employment until May 1, 2015. The retention bonus was to retain Mr. Thomas with the company during its transition to a divisional structure and to provide support to Mr. Garcia, in his role as President, Pulp and Paper Division.

The following chart details the target and actual incentive awards earned by our NEOs for 2015, which were paid out solely in cash.

*	Actual amount does not include special cash payment.

Long-Term Equity Incentives

Our long-term equity incentives are designed to achieve the following objectives:

•	Reward the achievement of long-term business objectives that benefit our stockholders;

•	Align the interests of our executives with those of stockholders; and

•	Retain a successful and proven management team.

At the outset of each year, the HRC carefully considers our program structure in light of the current status of our business. Program changes that occur from time to time are approved because the HRC believes they will enhance our program’s ability to support our business strategy and better align with our ongoing transformation challenges (as described earlier). Given this, any design changes described in the following section should be considered in light of the previous discussion about our business goals and transformation strategy, rather than in isolation.

Award mix. In 2015, the HRC changed the award mix to increase the weighting of performance share units and restricted stock units while decreasing the weighting of stock options. Domtar’s LTIP for senior executives for 2015, in accordance with our Omnibus Incentive Plan, used a portfolio approach as shown below.

*	“Banked” means a book entry that is made at the end of each measurement period if the established performance criteria for the PSUs are met.

2016 PROXY STATEMENT

Approximately 300 of our managers participated in our equity compensation program in 2015. The grants awarded to our managers were generally comprised of restricted stock units and performance share units in a proportion of 40% and 60%, respectively.

Overall target awards. Target long-term equity values for 2015 awards of PSUs, RSUs and stock options to our NEOs are shown in the following chart. As previously noted, Mr. Williams received an increase in his target equity awards in 2015. The target LTIP percentage for all other NEOs remained unchanged.

		Target Equity Award as a % of Base Salary
	Position	2014	2015	% Change
John D. Williams	President and CEO	265%	280%	6%
Daniel Buron	CFO	140%	140%	0%
Michael Fagan	President, Personal Care	105%	105%	0%
Michael D. Garcia	President, Pulp & Paper	140%	140%	0%
Zygmunt Jablonski	SVP, Chief Legal & Administrative Officer	N/A*	114%	N/A
Richard L. Thomas	SVP, Sales & Marketing – Pulp & Paper	113%	113%	0%

*	Mr. Jablonski’s target equity award is not disclosed as he was not a Named Executive Officer in 2014.

We generally grant equity awards annually in February to all eligible employees, subsequent to review and approval by the HRC. On occasion, based on market information and/or transactions that are in progress, we may be required to delay equity grants.

Once we have determined the target value of a recipient’s long-term incentive awards and the proportion to be represented by RSUs, PSUs and stock options, we establish the specific number of shares or options to be granted subject to each type of award. For RSUs and PSUs, we do this by dividing the target value of the grant by the closing price of a share of our common stock on the date of the HRC meeting at which the grants were approved. We establish the number of options to be granted by dividing the target value of the grant by the product of the closing price of a share of our common stock on the date of the HRC meeting and the Black-Scholes ratio described under Stock Options below.

Additional information regarding the terms of our PSU, RSU and stock option awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table. The following paragraphs provide summary descriptions of each program.

Stock Options. Our NEOs were granted, in 2015, stock options having a grant date fair value equal to 10% of their long-term target compensation opportunity. The accounting value of the option grants was determined on the basis of a Black-Scholes option pricing model using a valuation ratio of 19%.

Stock options awarded in 2015 have an exercise price equal to the fair market value on the date of grant and will vest in three equal annual installments on the first three anniversaries of the grant date. Once vested, the options will be exercisable at any time prior to the seventh anniversary of the grant date. Vesting of the stock options is generally conditional on being employed by the Corporation at the time of vesting.

Tenure-Based Restricted Stock Units. RSUs awarded annually to our NEOs will “cliff” vest three years after grant, and will be settled in shares of common stock on the vesting date, except for Mr. Thomas. Overlapping three-year RSUs with cliff vesting are expected to provide a sustained and meaningful incentive alignment with stockholders and help retain our key contributors through our sometimes volatile business cycles.

Dividend equivalents in the form of additional RSUs are credited to the participant’s account each time a dividend is paid on the Corporation’s common stock. Such additional RSUs vest and will be settled in the same manner as the RSUs to which they relate.

Performance-Based Share Units and Award Determination. PSUs, awarded annually, represent the right to earn a higher or lower number of targeted shares if specified performance goals are attained over a three-year period. PSUs link a significant portion of pay to long-term performance and are weighted more heavily for that reason. Performance is measured separately for each of the three years in the period, as well as on a cumulative basis. Awards earned by our NEOs are settled in shares of Domtar common stock, except for Mr. Thomas.

Performance measures for the 2015 PSUs include relative Total Stockholder Return (“TSR”) and absolute Return on Invested Capital (“ROIC”) for our overall business. The two metrics are equally weighted at 50%.

2016 PROXY STATEMENT

These two measures in combination are viewed as solid indicators of the degree to which we create value for our stockholders.

At the beginning of the three-year cycle, goals for ROIC and TSR were set for each single year during the three-year measurement period, as well as on a cumulative basis for the entire three-year period. Each measurement period is weighted equally, as shown below.

Performance measures for the 2013 and 2014 PSUs include a third equally-weighted metric, New Business EBITDA, defined as any EBITDA in the Personal Care reporting segment. The New Business EBITDA metric was intended to be measured at the end of the three-year performance period. However, changes in the roll-out of the Personal Care division rendered this metric inappropriate as early as 2014. The HRC chose not to propose amending the plan, but it should be noted that there will be no payout associated with this metric. The HRC eliminated the metric for the 2015 long-term incentive plan.

When the performance goal for New Business EBITDA for calendar year 2016 was set at the start of 2014, the HRC believed that it would be quite challenging to achieve, and would demand exceptional performance from our management team. We will need to significantly improve our operations cost structure and supply chain efficiencies, increase our sales to fully take advantage of new capacity levels, and accomplish numerous other goals in order to capture the synergies expected from this diversification strategy.

We simplified our long-term incentive program to reflect that our growth objectives are company-wide rather than limited to the Personal Care business by focusing on ROIC and TSR as measures of overall return to stockholders. As a result, the New Business EBITDA metric is no longer a component of the 2015 long-term incentive program.

PSU Performance Periods. The graphs below illustrate how the performance measures apply to PSUs granted in the past three years.

PSU Performance Periods

No PSU awards will be earned when performance is below what is deemed to be performance threshold. Awards earned can range from 50% to 200% of target based on performance levels achieved. PSUs earned for the performance periods will vest in full at the end of the entire three-year period. PSUs awarded to our NEOs in 2015 for performance periods from 2015 through 2017 will mature at the end of 2017 based on performance results achieved. No dividend equivalents are paid on PSUs.

2016 PROXY STATEMENT

Relative TSR and Peer Group. 50% of the 2015 PSU award can be earned based on our TSR performance relative to peers. The peer group against which relative TSR will be measured was selected to ensure a close alignment with our business competitors in terms of both product mix and geographic footprint. To allow for possible industry consolidation, the peer group will consist of the 12 companies on the list below that remain publicly-traded as determined at the end of each of the four measurement periods. Potential replacement peers are listed in order of their inclusion should any of the current peer group companies not remain publicly traded at the end of a specific measurement period:

Relative TSR – Peer Group Companies

Paper and Packaging Companies	Personal Care Companies
International Paper Company	Kimberly-Clark Corporation
Packaging Corporation of America	SCA
UPM Kymmene Corporation
Glatfelter Corporation
Stora Enso
MeadWestvaco Corporation
Sonoco Products Company
Neenah Paper
Resolute Forest Products Inc.
Verso Paper

Potential Replacement peer companies:

1.	Sappi Ltd
2.	Kapstone Paper and Packaging Corporation
3.	Rock-Tenn Company
4.	Greif Inc.
5.	Schweitzer-Mauduit International Inc.

ROIC. 50% of the 2015 PSU award may be earned based on the achievement of ROIC for our overall business for each of the performance periods. For this purpose and to better align with industry practice, for the 2015 PSU award, ROIC is defined as:

ROIC =	EBIT x (1 – pre items effective income tax rate) + Equity Earnings
Average Invested Capital*
* Defined as Interest Bearing Debt + Pension amount in other comprehensive income (after tax) + Equity

The following tables show the ROIC, TSR and New Business EBITDA (where applicable) goals and the results to date for each of the 2013, 2014 and 2015 PSU grants. All performance periods for the 2013 grant are now complete, with a final payout of awards earned for that grant at 43.04% of target, as shown in the table below. The 2014 and 2015 grants are still in progress; the tables below show the results to date.

2013 PSU Performance Measures

2016 PROXY STATEMENT

2014 PSU Performance Measures

2015 PSU Performance Measures

*	Methodology to calculate Absolute ROIC for the purpose of the PSU grant was modified beginning with 2014 award to better align with industry practice as described above.

Linear interpolation applies to determine awards earned for results between performance levels of Threshold and Target, and between Target and Maximum.

Awards earned in relation to the TSR and ROIC results are banked until the end of the three-year performance cycle. At that time, awards earned will vest and either be paid out in shares or, if a timely election is made, be deferred into deferred share units (“DSUs”), which pay out in Domtar stock at a later date, except for Mr. Thomas. The portion of the award linked to the New Business EBITDA metric will be earned and will vest at the end of the three-year performance period based on the New Business EBITDA performance results for 2016.

2016 PROXY STATEMENT

Employee Benefits and Perquisites

As part of a competitive total compensation program, we also offer our executives the ability to participate in customary employee benefit programs as outlined in the table below.

Types of benefits	Underlying rationale for offering these benefits	Description of benefits provided
Retirement Benefits	Attract and retain the highest caliber executive talent by: • ensuring our overall compensation is competitive, and • providing our executives with a baseline level of financial security.

Tax-qualified plans:

•       Defined contribution option under the Domtar Pension Plan for Non-Negotiated Employees (Canadian tax-qualified pension plan that covers all Canadian salaried Domtar employees)

–       Mr. Buron participates in this plan.

•       Domtar U.S. Salaried 401(k) plan (tax-qualified defined contribution plan available to all U.S. Pulp and Paper salaried employees of Domtar)

–       Messrs. Williams, Garcia, Jablonski and Thomas participate in this plan.

•       Domtar Personal Care 401(k) plan (tax qualified defined contribution plan available to all U.S. Personal Care employees of Domtar)

–       Mr. Fagan participates in this plan.

•       Domtar U.S. Salaried Pension Plan (tax-qualified defined benefit cash balance plan that covers all U.S. Domtar employees hired on or before December 31, 2007)

–       Mr. Thomas participates in this plan.

Supplemental Executive Retirement Plans (“SERPs”) for U.S. and Canadian Executives:

•       Supplemental retirement benefits are provided to certain officers and key employees, under three supplemental retirement plans (DC SERP, Personal Care DC SERP and DB SERP).

•       The SERP plans were designed to provide a competitive cost-effective retirement benefit over an executive’s career, and to provide consistency in employer-paid retirement plans for executives in Canada and the U.S. (to the degree possible, given differences in tax rules).

•       Mr. Buron is also eligible to receive benefits under the legacy Supplementary Pension Plan for Designated Managers of Domtar Inc. (“DM SERP”) with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004. This plan was amended in 2013 to better align benefits with market practice. These amendments as well as benefits under SERP plans and other arrangements are more fully described in the narrative accompanying the Pension Benefits Table that appears later in this proxy statement.

Health and Welfare Benefits	• Offer a competitive package • Provide benefits that will enable our executives to more fully focus on the demands of running our business.

•       Medical & dental benefits

•       Life, accidental death and dismemberment coverage

•       Long-term disability insurance coverage

Provisions applicable to our NEOs vary based on whether they are based in the U.S. or in Canada.

Executive Perquisites	• Provide flexibility to our executives • Increase travel efficiencies (for the CEO), which in turn ensures more productive use of his time and a greater focus on Domtar-related activities.

For a description of the perquisites provided, refer to the footnote disclosure to the All Other Compensation column in the Summary Compensation Table that appears later in this proxy statement.

We do not provide tax gross-ups on any perquisites other than for relocation expenses that are taxable.

2016 PROXY STATEMENT

Employment Agreements and Other Post-Termination Protections

From time to time, the HRC believes it is in Domtar’s best interests to enter into employment agreements to attract talented executives to join our management team. The highly competitive nature of the relevant market for key leadership positions means we may be at a competitive disadvantage in trying to hire executives from outside our Corporation if we cannot offer them the type of protections typically included in such agreements.

In mid-2013, we entered into an amended and restated employment agreement with Mr. Williams with respect to his continued employment as President and Chief Executive Officer of the Corporation to reflect his relocation from Canada to the United States as well as changes to severance amounts payable following a change in control to align his severance in such events with the severance payable to our other senior officers. The material terms of the amended and restated agreement with Mr. Williams are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

In January 2014, the Corporation entered into an employment agreement with Mr. Garcia. Upon an involuntary termination of Mr. Garcia’s employment by the Corporation for reasons other than cause or a breach by him of the terms and conditions of his employment agreement, Mr. Garcia will be eligible to receive severance in accordance with Domtar’s Severance Program for Management Committee Members. Mr. Garcia’s employment agreement provides protection to the Corporation such as, but not limited to, non-compete, non-solicitation (of customers and employees) and confidentiality provisions.

In August 2011, in connection with the acquisition of Attends, Mr. Fagan entered into an employment agreement with Domtar. In December 2012, Mr. Fagan’s employment agreement was amended to reflect his promotion to Senior Vice-President, Personal Care Division. Pursuant to this agreement, Mr. Fagan was granted an equity retention award that he became fully vested in as he remained employed on August 31, 2015. This and other material terms of Mr. Fagan’s agreement are described in the section entitled “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

Members of our Management Committee (other than Mr. Williams whose severance is governed by his employment agreement) are eligible to participate in Domtar’s Severance Program for Management Committee Members, which is a severance program intended to assure that they are treated fairly in the event their employment is terminated.

This program is intended by our HRC to:

•	Help us attract and retain executive talent in a competitive marketplace;

•	Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;

•	Foster their objectivity in considering a change-in-control proposal;

•	Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations; and

•	Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.

Our Omnibus Incentive Plan provides limited change in control protections. Generally, except in the case of deferred compensation awards granted to retirement-eligible employees, awards do not vest on a change in control unless one of the following occurs: (1) the Board exercises its discretion to accelerate vesting, (2) an executive’s employment is terminated within three months before or 24 months after the change in control; or (3) the transaction is of such a nature that no replacement awards will be granted. This “double trigger” feature prevents undue excess compensation upon a change in control, and aligns our program with current market trends. For tax reasons, RSUs for retirement-eligible employees vest under limited change in control events that result in cash payments to our stockholders.

The benefits provided under the arrangements and plans described above are detailed and quantified under the heading “Employment Agreements and Potential Payments upon Termination or a Change in Control” later in this proxy statement.

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Related Policies and Considerations

Stock Ownership Guidelines

The HRC approved the adoption of stock ownership guidelines to further align the interests of the Management Committee members with our stockholders. The table below summarizes the guidelines:

Required levels	✓ ✓	CEO: 5x base salary* Other Management Committee Members: 2x base salary
Shares counted towards guidelines	✓ ✓ ✓ ✓ ✓	Stock owned outright Performance shares, once earned Deferred stock units, upon grant date Restricted stock, upon grant date Stock owned through benefit plans
Window to achieve	✓	Five years
If not on track to achieve guideline within the five-year window	✓ ✓

Must defer receipt of 50% of net shares issued upon exercise of stock options or vesting of RSUs or performance awards until achieved

May also defer receipt of shares, as applicable, to meet guidelines

Status (as reviewed annually by the HRC)	✓	All our NEOs have achieved or are on target to achieve the required amount of stock within the allotted time

*	Increased to 5x beginning in 2015, the initial five-year accumulation period being extended to 2018 in order to allow additional time for accumulation to the new level.

Policy on Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. The Corporation’s stockholders have previously approved terms under which the Corporation’s annual and long-term performance incentive awards may qualify as performance-based.

The HRC intends to preserve the tax deductibility of compensation paid to our executive officers to the extent consistent with our overall program objectives and philosophy, but recognizes that doing so may not always be feasible. Accordingly, the Corporation may and does pay compensation that is not deductible. The Corporation expects that any foregone tax deductions from compensation not exempt from Section 162(m) provided to each of our NEOs will be modest.

Forfeiture of Awards for Misconduct (“Clawback”)

If a participant in the Omnibus Incentive Plan knowingly or grossly negligently engages in financial reporting misconduct, then all awards and gains from the exercise of options or stock appreciation rights in the 12 months prior to the date the misleading financial statements were issued as well as any awards that vested based on the misleading financial statements will be disgorged to the Corporation. In addition, the Corporation may cancel or reduce, or require a participant to forfeit and disgorge to the Corporation or reimburse the Corporation for, any awards granted or vested, and bonus granted or paid, and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock, to the extent permitted or required by, or pursuant to any Corporation policy implemented as required by, applicable law, regulation or stock exchange rule as may from time to time be in effect. The Company expects to adopt a clawback policy upon promulgation of final SEC regulations regarding clawbacks.

Timing of Equity Grants

While the Corporation does not coordinate the timing of equity awards around the release of material non-public information, when there is material non-public information, it may delay grants until such time as the information is either public or no longer material.

Securities Trading Policy

Domtar has adopted a securities trading policy that applies to our directors, officers, employees and agents, and family and household members, among others. This policy prohibits insider trading and tipping, short sales of Domtar securities, options transactions in puts, calls or other derivative securities, and hedging. The policy also prohibits significant pledging transactions by our directors and executive

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officers, and no pledging of Domtar securities may occur without prior authorization by the Nominating and Corporate Governance Committee or the Human Resources Committee, as the case may be. As confirmed by the directors and officers, there is currently no pledging of Company shares.

Human Resources Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

Report submitted as of February 23, 2016 by:

THE HUMAN RESOURCES COMMITTEE:

Pamela B. Strobel, Chair

Louis P. Gignac

Domenic Pilla

Denis Turcotte

Human Resources Committee Interlocks and Insider Participation

As of the date of this proxy statement, the Human Resources Committee consists of Ms. Strobel and Messrs. Gignac, Pilla, and Turcotte, all of whom are independent non-management directors. None of the Human Resources Committee members has served as an officer or employee of the Corporation, and none of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Corporation’s Board.

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EXECUTIVE COMPENSATION

Summary Compensation Table and Narrative Disclosure

The table and footnotes below describe the total compensation paid or awarded to or earned by the following Named Executive Officers (“NEOs”):

•	John D. Williams (Domtar’s principal executive officer) for 2013, 2014 and 2015;

•	Daniel Buron (Domtar’s principal financial officer) for 2013, 2014 and 2015;

•	the next three most highly compensated individuals who were serving as executive officers of Domtar on December 31, 2015, the last day of the fiscal year; and

•	One individual who was not serving as an executive officer of Domtar on December 31, 2015 but is required to be disclosed.

The components of the total compensation reported in the Summary Compensation Table are described below. For the description of the role of each component within the total compensation package, see the description under the heading “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compen- sation(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compen- sation(7)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams	2015	1,213,800	–	3,096,336	365,469	1,364,618	481,839	679,151	7,201,213
President and Chief	2014	1,213,800	–	2,492,039	848,238	1,211,243	662,496	574,856	7,002,672
Executive Officer	2013	1,213,800	–	2,157,370	376,798	1,170,200	29,945	516,445	5,464,558
Daniel Buron(1)	2015	579,169	–	587,656	69,359	495,306	83,994	131,959	1,947,443
Senior Vice-President and	2014	509,422	–	557,016	189,590	386,581	494,254	130,684	2,267,547
Chief Financial Officer	2013	530,154	–	543,311	94,891	364,389	–	139,026	1,671,771
Michael Fagan	2015	503,101	–	481,289	56,806	498,805	36,579	159,968	1,736,548
President	2014	488,448	500,000	397,431	135,256	291,044	59,902	159,163	2,031,244
Personal Care Division	2013	488,448	–	316,062	55,198	356,920	–	150,472	1,367,100
Michael D. Garcia	2015	625,000	–	797,181	94,089	546,238	15,167	166,103	2,243,778
President, Pulp and Paper Division	2014	401,442(8)	–	1,493,613(9)	236,226	304,727	2,321	204,341	2,642,670
Zygmunt Jablonski	2015	445,950	–	463,180	54,665	278,534	124,078	226,208	1,592,615
Senior Vice-President and
Chief Legal and Administrative Officer
Richard L. Thomas	2015	466,700	466,700(10)	480,453	56,708	407,886	96,109	94,827	2,069,383
Senior Vice-President,	2014	466,700	–	408,626	139,084	354,263	332,625	102,824	1,804,122
Sales and Marketing, Pulp and Paper Division	2013	453,097	–	368,114	64,288	331,088	–	111.524	1,328,111

(1)	Amounts for salary and non-equity incentive plan compensation for Mr. Buron (through December 31, 2014) were paid in Canadian dollars and, for purposes of this table, converted to U.S. dollars at the spot exchange rate on the date salaries were paid and non-equity incentive plan compensation was approved. For Mr. Buron’s 2014 Canadian dollars salary refer to page 34.
(2)	This column represents the base salary earned for the full year in 2013, 2014 and 2015 with the exception of Messrs. Garcia and Jablonski.
(3)	This column represents the aggregate grant date fair value of the restricted stock units (“RSUs”) and the performance share units (“PSUs”) granted in the applicable year. For RSUs, the fair value is calculated using the closing price of our stock on the date of the grant. For the PSUs granted in 2015, this column represents the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the highest performance conditions for the 2015 PSU awards, the grant date fair value would be: Mr. Williams $4,153,496; Mr. Buron $788,266; Mr. Fagan $645,612; Mr. Garcia $1,069,328; Mr. Jablonski $621,291; and Mr. Thomas $644,462.

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(4)	This column represents the grant date fair value of the options granted in 2013, 2014 and 2015. Options are the right to purchase shares of Domtar common stock at a specified price, over a specified term (usually seven years) following the grant date. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which are incorporated by reference herein, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. The amounts do not reflect the value, if any, that ultimately may be realized by the NEOs.
(5)	This column represents the actual cash bonuses earned under Domtar’s Annual Incentive Plan based on the performance level achieved. See “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target performance levels.
(6)	This column represents the actuarial increase in the applicable year in the pension value of the defined benefit retirement plans in which each named executive participates. Domtar does not pay above market rates or preferential rates under its nonqualified deferred compensation plans.
(7)	Amounts shown in the “All Other Compensation” column include the following (for 2015 only):

Name	Corporation Contributions to Defined Contribution Plans(a)	Corporation Paid Medical Exams	Personal Use of Corporate Transportation(b)	Corporation Paid Insurance Premiums(c)	Financial Counseling	Professional Dues	Dividends(e)	Club Memberships(f)	Relocation(g)	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
John D. Williams	278,880	2,750	133,010	35,955	6,400	–	208,641	13,515	–	679,151
Daniel Buron(d)	94,574	1,153	1,877	9,780	3,147	787	20,641	–	–	131,959
Michael Fagan	87,325	–	–	23,960	3,500	–	45,183	–	–	159,968
Michael D. Garcia	102,270	–	2,548	17,283	–	–	44,002	–	–	166,103
Zygmunt Jablonski	72,915	2,500	–	25,887	6,250	–	21,894	–	96,762	226,208
Richard L. Thomas	69,721	–	–	9,342	695	–	15,069	–	–	94,827

(a)	Company contributions were made to the Domtar U.S. Salaried 401(k) plan for Messrs. Williams ($30,475), Garcia ($29,150), Jablonski ($30,475) and Thomas ($14,575), to the Domtar Personal Care 401(k) plan for Mr. Fagan ($29,150), to the Domtar Pension Plan for Non-Negotiated Employees for Mr. Buron ($9,919), to the DC SERP for Designated Executives of Domtar for Messrs. Williams ($248,405), Buron ($84,655), Garcia ($73,120), Jablonski ($42,440) and Thomas ($55,146) and to the DC SERP for Designated Executives of Domtar Personal Care for Mr. Fagan ($58,175).
(b)	Pursuant to his employment agreement, Mr. Williams is entitled to 24 hours per year of personal use of corporate aircraft. The amount for Mr. Williams includes personal use of corporate aircraft ($114,411) and automobile ($18,599). Corporate aircraft charges are based on the incremental cost to Domtar. For Mr. Buron the amount represents the cost of company-paid parking. For Mr. Garcia the amount reflects the personal use of a company vehicle.
(c)	Represents the cost of company-paid health, welfare, disability, life, and accidental death and dismemberment insurance for the NEOs.
(d)	For purposes of this table, amounts paid in Canadian dollars were converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2015 (0.7820).
(e)	The amounts in this column represent the grant date fair value of additional share units granted as dividend equivalents for fiscal 2015 on the RSUs, deferred RSU Bonus, and DSUs, in accordance with the Omnibus Incentive Plan. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 5 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which are incorporated by reference herein. These dividend equivalents were credited at the same time as dividends were paid to stockholders, i.e. on January 15, 2015, April 15, 2015, July 15, 2015 and October 15, 2015.
(f)	This represents the amount paid for club membership dues pursuant to Mr. Williams’ employment agreement.
(g)	This amount includes relocation expenses ($86,880) and a tax gross up ($9,882) pursuant to the Corporation’s relocation program.
(8)	Reflects Mr. Garcia’s base salary earned for his service since his employment started May 1, 2014.
(9)	Includes the value of Mr. Garcia’s special $840,000 RSU grant to induce him to join the Corporation and primarily to offset forfeited compensation from his previous employer.
(10)	This amount represents a cash retention award payment approved by the HRC, in April 2014, and paid to Mr. Thomas in May 2015. See the description under the heading ‘Details of Executive Compensation Program – Special Cash Payment’ in the CD&A for additional information about Mr. Thomas’ cash retention award.

Grants of Plan-Based Awards Table

During 2015, the NEOs received the following types of plan-based awards:

Annual Incentive Plan – Domtar’s AIP is an incentive plan based on achieving pre-established annual targets. For 2015, the award under the AIP was payable in cash (see “Compensation Discussion and Analysis – Performance Based Annual Bonuses” on page 35 of this proxy statement).

For each plan year, a specified percentage of each bonus award is based upon the performance objectives selected by the HRC for that plan year. Each performance objective has an associated threshold level that must be achieved for any of the bonus award associated with such objective to be paid. The maximum bonus award that could be paid under the plan framework to a NEO for any plan year is $5 million. The HRC may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the AIP. There is no payment under the plan for performance that does not meet the threshold level. The actual amount paid under the AIP for 2015 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Omnibus Incentive Plan – The following equity awards were granted to current NEOs in 2015 under the Omnibus Incentive Plan:

RSUs – RSUs were granted on February 23, 2015 under our Omnibus Incentive Plan to the NEOs. These RSUs vest on February 23, 2018, generally subject to the executive remaining employed on the vesting date. Dividend equivalents in the form of additional RSUs are credited to each executive’s account each time a dividend is paid on the Corporation’s common stock. Such additional RSUs vest and will be settled in the same manner as the RSUs to which they relate.

PSUs – These awards were granted on February 23, 2015 under our Omnibus Incentive Plan. PSUs granted in 2015 to the named executive officers vest, generally subject to the executive remaining employed through the end of 2017, based on the achievement of relative TSR

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and ROIC targets for performance periods from 2015 through 2017. These two metrics are equally weighted at 50%. See the description under the heading “Details of Executive Compensation Program – Long-Term Equity Incentives” in the CD&A for additional information about these awards.

Stock Options – Stock options were granted on February 23, 2015 under our Omnibus Incentive Plan to the NEOs. These options vest in three equal annual installments, beginning on February 23, 2016, generally subject to the executive remaining continuously employed through the vesting date.

Grants of Plan-Based Awards Table

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(4) ($/sh)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)			($)
John D. Williams	AIP	–	426,044	1,420,146	2,840,292
	RSUs	2/23/15							23,482			1,019,588
	PSUs	2/23/15				23,482	46,964	93,928				2,076,748
	Options	2/23/15								40,789	43.42	365,469
Daniel Buron	AIP	–	154,638	515,460	1,030,921
	RSUs	2/23/15							4,457			193,523
	PSUs	2/23/15				4,457	8,913	17,826				394,133
	Options	2/23/15								7,741	43.42	69,359
Michael Fagan	AIP	–	134,328	447,760	895,520
	RSUs	2/23/15							3,650			158,483
	PSUs	2/23/15				3,650	7,300	14,600				322,806
	Options	2/23/15								6,340	43.42	56,806
Michael D. Garcia	AIP	–	166,875	556,250	1,112,500
	RSUs	2/23/15							6,046			262,517
	PSUs	2/23/15				6,046	12,091	24,182				534,664
	Options	2/23/15								10,501	43.42	94,089
Zygmunt Jablonski	AIP	–	86,960	289,868	579,735
	RSUs	2/23/15							3,513			152,534
	PSUs	2/23/15				3,513	7,025	14,050				310,646
	Options	2/23/15								6,101	43.42	54,665
Richard L. Thomas	AIP	–	124,609	415,363	830,726
	RSUs	2/23/15							3,644			158,222
	PSUs	2/23/15				3,644	7,287	14,574				322,231
	Options	2/23/15								6,329	43.42	56,708

(1)	These columns consist of awards under the AIP for 2015. The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment possible under the plan (see “Performance-Based Annual Bonuses” in the CD&A for a discussion of the target/maximum performance levels). See the “Summary Compensation Table” for actual cash amounts paid under the Annual Incentive Plan for 2015.
(2)	These columns contain the PSU grant that represents the number of shares under the Omnibus Incentive Plan that will vest on December 31, 2017 if and to the extent the performance goals are achieved. The awards will be measured in four performance periods for the ROIC and TSR metrics: January 1 – December 31, 2015, January 1 – December 31, 2016, January 1 – December 31, 2017 and January 1, 2015 – December 31, 2017. The “Threshold” column represents the minimum number of shares payable if threshold performance is met during all performance periods. If performance is at or below the threshold performance, no shares will be paid. The “Target” column represents the number of shares payable if 100% of the performance targets are met during all performance periods. The “Maximum” column represents the number of shares payable if performance meets or exceeds the maximum performance target during all performance periods. See “Long-Term Equity Incentives – PSUs and Award Determination” in the CD&A for a discussion of the threshold/target/maximum performance levels.
(3)	This column contains RSU grants and represents the number of shares under the Omnibus Incentive Plan that will vest on February 23, 2018.
(4)	The exercise price of each option is equal to the closing market price of Domtar common stock on the date the option was granted.
(5)	This column represents the grant date fair value in accordance with FASB ASC Topic 718, but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules. See footnotes 3 and 4 to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning outstanding equity awards for each NEO at the end of fiscal year 2015, which included options, RSUs and PSUs. Amounts in the table are based on the price per share of Domtar’s common stock of $36.95, the closing market price on December 31, 2015.

Number of Securities Underlying Unexercised Options (#) Exercisable – This column represents Non-qualified Stock Options (NQs) for which the service requirements have been fulfilled.

Number of Securities Underlying Unexercised Options (#) Unexercisable – This column represents NQs for which the service requirements have not been fulfilled.

Number of Shares or Units of Stock That Have Not Vested (#) – This column represents RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2015.

Market Value of Shares Or Units of Stock That Have Not Vested ($) – This column represents the market value of RSUs that will vest if service requirements are fulfilled and PSUs for which performance goals have been achieved but which were not vested as of December 31, 2015.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) – This column represents PSUs that will vest if and to the extent predetermined performance targets are achieved. The tables below describe the performance assumptions associated with each award tranche for the purpose of calculating the number of unearned 2014 and 2015 PSUs:

PSU 2014
Performance Period	ROIC Assumption (33 1/3%)	TSR Assumption (33 1/3%)	New Business EBITDA (33 1/3%)
2016	Target	Threshold	Threshold
2014-2016	Target	Threshold	N/A

PSU 2015
Performance Period	ROIC Assumption (50%)	TSR Assumption (50%)
2016	Target	Threshold
2017	Target	Threshold
2015-2017	Target	Threshold

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) – This column represents the market value of the unvested and unearned PSUs that will vest if and to the extent predetermined performance targets are achieved. The value ($) has been determined according to the table above.

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Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John D. Williams					82,852	3,061,395	39,031	1,442,211
NQ 2013	14,176	14,176(4)	$38.35	2/19/2020
NQ 2014	24,374	48,750(4)	$53.13	2/18/2021
NQ 2015	–	40,789(4)	$43.42	2/23/2022
Total	38,550	103,715			82,852	3,061,395	39,031	1,442,211
Daniel Buron					17,835	659,020	7,833	289,419
NQ 2013	7,140	3,570(4)	$38.35	2/19/2020
NQ 2014	5,446	10,898(4)	$53.13	2/18/2021
NQ 2015	–	7,741(4)	$43.42	2/23/2022
Total	12,586	22,209			17,835	659,020	7,833	289,419
Michael Fagan					12,777	472,096	6,118	226,057
NQ 2013	2,076	2,078(4)	$38.35	2/19/2020
NQ 2014	3,886	7,774(4)	$53.13	2/18/2021
NQ 2015	–	6,340(4)	$43.42	2/23/2022
Total	5,962	16,192			12,777	472,096	6,118	226,057
Michael D. Garcia					35,998	1,330,126	10,674	394,393
NQ 2014	7,482	14,966(4)	$47.08	5/1/2021
NQ 2015	–	10,501(4)	$43.42	2/23/2022
Total	7,482	25,467			35,998	1,330,126	10,674	394,393
Zygmunt Jablonski					12,558	464,006	5,772	213,290
PSO 2010	3,134	–	$33.41	5/10/2017
NQ 2013	4,612	2,306(4)	$38.35	2/19/2020
NQ 2014	3,516	7,038(4)	$53.13	2/18/2021
NQ 2015	–	6,101(4)	$43.42	2/23/2022
Total	11,262	15,445			12,558	464,006	5,772	213,290
Richard L. Thomas					13,392	494,817	6,167	227,881
NQ 2013	4,836	2,420(4)	$38.35	2/19/2020
NQ 2014	3,996	7,994(4)	$53.13	2/18/2021
NQ 2015	–	6,329(4)	$43.42	2/23/2022
Total	8,832	16,743			13,392	494,817	6,167	227,881

(1)	Awards have been adjusted to reflect the two-for-one stock split effected on June 19, 2014.
(2)	Includes earned, but unvested PSUs granted 2/18/14, 5/1/14 and 2/23/15 that will vest 2/18/17, 5/1/17 and 2/23/18 respectively, subject to continued employment. Includes unvested RSUs granted, 2/19/13, 2/18/14, 5/1/14 and 2/23/15 and associated dividend equivalents that will vest on 2/19/16, 2/18/17, 5/1/17 and 2/23/18, respectively, subject to continued employment. Mr. Garcia received his 2014 awards on 5/1/14. Fractional units rounded to the nearest whole share.
(3)	Includes unvested PSUs granted 2/18/14, 5/1/14 and 2/23/15 that will vest 2/18/17, 5/1/17 and 2/23/18 respectively, subject to performance and continued employment. Mr. Garcia received his 2014 awards on 5/1/14. Fractional units rounded to the nearest whole share.
(4)	Options vest over three years in equal annual installments, no performance condition to be satisfied prior to exercise. The options that expire on 5/10/2017 were granted on 5/10/2010; options that expire on 2/19/2020 were granted on 2/19/2013; options that expire on 2/18/2021 were granted on 2/18/2014; the options that expire on 5/1/2021 were granted on 5/1/2014; and the options that expire on 2/23/2022 were granted on 2/23/2015.

2016 PROXY STATEMENT

Option Exercises and Stock Vested Table

The table below provides information on the NEOs stock awards that vested and stock options that were exercised by our NEOs in 2015. Amounts in the following table reflect PSUs granted in 2013 that vested in 2015, RSUs granted as part of the 2012 grant that vested in 2015, RSUs granted as part of a 2012 retention award (Mr. Fagan only) and any related dividend equivalent units associated with these awards that vested in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
John D. Williams	–	–	32,794(1)	1,268,106
Daniel Buron	–	–	8,005(1)	308,246
Michael Fagan	–	–	31,430(1) (2)	1,254,543
Michael D. Garcia	–	–	–	–
Zygmunt Jablonski	–	–	5,393(1)	208,830
Richard L. Thomas	–	–	2,595	113,733

(1)	Includes 16,840, 4,241, 2,467 and 2,739 PSUs for Messrs. Williams, Buron, Fagan and Jablonski, respectively that vested in 2015. These PSUs were settled on February 22, 2016. The value realized on settlement was $568,849, $143,266, $83,337 and $92,526, by Messrs. Williams, Buron, Fagan and Jablonski, respectively.
(2)	Includes settlement of Mr. Fagan’s 2012 RSU Retention Award that vested on August 31, 2015. This accounts for 27,142 RSUs with a value realized on settlement of $1,091,384.

Pension Benefits

The following table and narrative provide information on the defined benefit retirement plans in which the NEOs participate. The table illustrates the actuarial present value as of December 31, 2015 of benefits accumulated by the NEOs under Domtar’s defined benefit pension plans and arrangements using the methodology required by the SEC pursuant to the U.S. Accounting Standards at the earliest unreduced retirement age under the plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)	Payments During Last Fiscal Year ($)
John D. Williams(3)	DB SERP for Management Committee Members of Domtar	8(2)	1,794,620	–
Daniel Buron(3)	Supplementary Pension Plan for Designated Managers of Domtar Inc.	3.92	657,831	–
	DB SERP for Management Committee Members of Domtar	11.67(4)	894,717	–
Michael Fagan	DB SERP for Management Committee Members of Domtar	3.67	96,481	–
Michael D. Garcia	DB SERP for Management Committee Members of Domtar	1.67	17,488	–
Zygmunt Jablonski	DB SERP for Management Committee Members of Domtar	6	559,167	–
Richard L. Thomas	US Salaried Pension Plan	8.83	230,472	–
	DB SERP for Management Committee Members of Domtar	8.83	525,025	–

(1)	The Present Value of Accumulated Benefits has been calculated on the following basis:
(a)	Best average earnings and credited service as of December 31, 2015.
(b)	Retirement is assumed to occur at age 62 (age 60 for Mr. Buron), the earliest age that qualifies for an unreduced pension under the DB SERP.
(c)	Assumptions used correspond to those used for the purposes of determining the accrued benefit obligations of the defined benefit plans as of December 31, 2015 for the financial statements of the Corporation (namely, a discount rate of 3.85% for Canadian executives and 4.10% for U.S. executives), except that no mortality or termination of employment assumption before retirement were used.
(2)	Mr. Williams has an agreement whereby two additional months per year of credited service are recognized in the DB SERP (up to a maximum of 12 months). As of December 31, 2015, Mr. Williams has received 12 months of additional service. This was implemented to compensate Mr. Williams for pension arrangements Mr. Williams had with his previous employer.
(3)	For purposes of this table, converted to U.S. dollars at the average prevailing spot exchange rate over the period January 1 to December 31, 2015 (0.7820).

2016 PROXY STATEMENT

(4)	Years of credited service are retroactive to the date in 2004 when Mr. Buron became a member of the Management Committee of Domtar Inc. Mr. Buron is eligible for benefits under the DB SERP for service since his appointment to the Management Committee in 2004, in replacement of the benefits accrued by him under the Supplementary Pension Plan for Senior Management Employees (“SPP”) which he had joined in 2004. Because benefits under the DB SERP replaced the benefit accrued by Mr. Buron under the SPP, Mr. Buron’s accrued pension under the DB SERP in respect of credited service prior to the time Mr. Buron began participating in the DB SERP will not be less than what he otherwise would have accrued under the SPP, based on earnings and Management Committee service up to that date.

DB SERP for Management Committee Members of Domtar (“DB SERP”). All of the NEOs participate in the DB SERP, a defined benefit plan. The annual pension payable is equal to 2% of the best average earnings during any consecutive 60 months in the last 120 months for each year of credited service as a member of the Management Committee, less an offset based on entitlements from other pension plans of the Corporation (generally based on the assumption that maximum contributions have been made to tax-qualified plans in which the executive is eligible to participate). Earnings include base salary and annual cash bonuses (up to the lesser of 50% of previous year’s salary or 100% of target bonus).

Executives may retire as early as age 55 and are eligible for an unreduced pension at age 62 provided they have completed two years of service as a member of the Management Committee (age 60 for Mr. Buron), with a 0.5% reduction for each calendar month that retirement precedes age 62 (0.25% reduction for each month that retirement precedes age 60 for Mr. Buron). Member benefits are fully vested after two years of membership in the DB SERP. Normal retirement age is 65. If an executive dies before commencement of his pension payments, a single lump sum payment equal to the actuarial equivalent of the benefits to which he would have been entitled had his employment terminated for a reason other than death will be paid to his beneficiary or estate.

For a Canadian executive, the DB SERP pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. A Canadian executive will continue to accrue credited service in the DB SERP if he is considered “disabled” under the Canadian Pension Plan. Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment. Benefits for Canadian members of the Management Committee under the DB SERP who are not U.S. tax payers are generally gradually funded when such member reaches age 60, up to the normal retirement age (currently age 65). Such funding is maintained through retirement only if the member actually retires at age 65 or above while being a member of the Management Committee; otherwise, amounts set aside for the member revert to the Corporation. In the event of termination within 12 months of a change of control, the member’s interest in the assets set aside vest. Otherwise, members will receive their benefits out of the general funds of the Corporation. For a U.S. executive, the present value of the DB SERP benefits will be paid in a lump sum upon retirement instead of a pension. Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment. U.S. executives will receive their benefits out of the general funds of the Corporation.

Supplementary Pension Plan for Designated Managers of Domtar Inc. (“Canadian Supplementary Plan”). The annual pension payable under the Canadian Supplementary Plan is equal to 1.5% of the average of the Yearly Maximum Pensionable Earnings during the five years preceding the employee’s termination of employment, plus 2% of the employee’s best average earnings during any consecutive 60 months in the last 120 months prior to his termination of employment, in excess of the average Yearly Maximum Pensionable Earnings, multiplied by his years of credited service. This annual pension is reduced by the benefits payable under the Domtar Pension Plan for Non-Negotiated Employees (same benefits as the Canadian Supplementary Plan, but subject to the Canadian Income Tax Act limits). The Yearly Maximum Pensionable Earnings correspond to the maximum earnings on which an employee may contribute under the Quebec Pension Plan. Effective January 1, 2015, bonuses are limited to the lesser of 50% of previous year’s salary or 100% of target bonus; however, the best average earnings since January 1, 2015 cannot be less than such average determined as at December 31, 2014. These benefits are fully vested from age 55 and also vest upon earlier of death or involuntary termination. Mr. Buron is eligible to receive benefits under the Canadian Supplementary Plan with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004.

Domtar U.S. Salaried Pension Plan (“U.S. Pension Plan”). The U.S. Pension Plan is a cash balance plan entirely funded by the Corporation. The plan was closed to new entrants on December 31, 2007. Under the U.S. Pension Plan, a percentage of the employee’s earnings is credited to his account each year, based on his age. In addition, the employee’s account is credited with an annual rate of interest based on the 30-year Treasury Constant Maturities rate published by the Federal Reserve Board. Benefits are fully vested in the employee after three years of service. Upon termination of employment or retirement, the account of the employee is converted into a pension using factors specified in the plan. The employee may instead elect a lump sum payment corresponding to the present value of the pension. Mr. Thomas is eligible to participate in the U.S. Pension Plan.

2016 PROXY STATEMENT

The Corporation cautions that the values reported in the Present Value of Accumulated Benefit column are theoretical and are calculated pursuant to SEC requirements. The change in pension value from year to year is subject to market volatility and does not represent the value that a Named Executive Officer actually accrues under the Corporation’s retirement plans during any given year nor what he will receive at retirement, termination or death.

Nonqualified Deferred Compensation

The following table and narrative provide information on the nonqualified deferred compensation plans in which our NEOs participate. The table shows the 2015 account activity for each NEO and includes each executive’s contributions, company contributions, earnings, distributions and the aggregate balance of his total deferral account as of December 31, 2015. The aggregate balance includes the total personal contributions made (and not withdrawn) by each executive and the contributions made by the Corporation and predecessor companies over the career of each executive.

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
		($)	($)	($)		($)	($)
John D. Williams	DC SERP	–	248,405	94,775		–	1,910,135
	Omnibus Incentive Plan			(132,635	)(4)		2,799,279
Daniel Buron(2)	DC SERP	–	84,655	47,367		–	839,001
	Omnibus Incentive Plan
Michael Fagan	Personal Care DC SERP	–	58,175	4,141		–	226,636
	Omnibus Incentive Plan
Michael D. Garcia	DC SERP	–	73,120	392		–	89,071
	Omnibus Incentive Plan
Zygmunt Jablonski	DC SERP	–	42,440	26,070		–	457,616
	Omnibus Incentive Plan			(8,781	)(4)		185,322
Richard L. Thomas	DC SERP	–	55,146	11,907		–	539,539
	Omnibus Incentive Plan

(1)	The amounts with respect to the DC SERP are included in the “All Other Compensation” column of the “Summary Compensation Table”, and the Omnibus Incentive Plan amount with respect to Mr. Williams, was reported in the Summary Compensation Table in prior years.
(2)	DC SERP amounts are converted in U.S. dollars at the average prevailing spot exchange rate over the service period January 1 to December 31, 2015 (0.7820).
(3)	The following amounts were reported in the Corporation’s Summary Compensation Table for previous years:
- Mr. Williams, $244,260 of the amounts with respect to the DC SERP,
- Mr. Buron, $84,459 of the amounts with respect to the DC SERP,
- Mr. Garcia, $15,559 of the amounts with respect to the DC SERP,
- Mr. Fagan, $64,390 of the amounts with respect to the DC SERP,
- Mr. Thomas, $53,224 of the amounts with respect to the DC SERP,
(4)	Reflects a decrease in value of vested DSUs and deferred RSU Bonus, as well as dividend equivalents accrued with respect to the awards.

DC SERP for Designated Executives of Domtar (“DC SERP”) or DC SERP for Designated Executives of Domtar Personal Care (“Personal Care DC SERP”). All of the NEOs, except Mr. Fagan participate in the DC SERP and Mr. Fagan participate in the Personal Care DC SERP. These nonqualified supplemental pension plans for certain executives, intended to provide designated executives with retirement benefits in excess of benefits that may be payable in accordance with tax-qualified plans. The member’s account is credited with a notional market-based investment return. Company contributions are fully vested after two years of membership. Upon death, retirement or termination of employment, the accumulated account balance is paid in a lump sum to the executive.

Canadian executives’ accounts are credited with an amount equal to 11% of earnings, less the value of the benefit provided by the employer contributions under the Domtar Pension Plan for Non-Negotiated Employees (the “Canadian Pension Plan”), calculated based on the assumption that the executive has elected to contribute to the defined contribution option at the maximum allowable rate. A Canadian executive will continue to accrue benefits if he is considered “disabled” under the Canadian Pension Plan. Benefits under the DC SERP will only be paid upon a disabled participant’s actual termination of employment. A Canadian executive who retires after age 55 also has the option to receive his benefits over a 10-year period.

2016 PROXY STATEMENT

For U.S. executives, the contribution formula under the DC SERP is the same as under the Domtar U.S. Salaried 401(k) Plan for a participant of the same age and not participating in the U.S. Pension Plan, without taking into account the tax limit applicable to tax qualified plans, less the employer contribution to the U.S. Pension Plan and the Domtar U.S. Salaried 401(k) Plan, calculated based on the assumption that the executive has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate. Effective January 1, 2015, Mr. Fagan’s benefits accrued under the DC SERP were transferred to the Personal Care DC SERP and he became a participant of that plan on such date. The contribution formula of the Personal Care DC SERP is 11% of earnings, less the employer contribution to the Domtar Personal Care 401(k) Plan.

For purposes of the DC SERP and Personal Care DC SERP, “earnings” includes base salary and annual cash bonuses.

Omnibus Incentive Plan.    Mr. Williams elected to defer the settlement of his 2011 RSU Bonus awards and related dividend equivalents granted under the Omnibus Incentive Plan that would have otherwise been settled in installments on February 22, 2012, 2013 and 2014. These deferred awards are vested and will be payable upon the later of the fifth anniversary of the original settlement date or the termination of his employment. Mr. Williams also holds vested DSUs granted under the Omnibus Incentive Plan that will be payable upon his termination of employment.

The Corporation does not consider RSUs and PSUs that are reflected under “Outstanding Equity Awards at Fiscal Year-End Table” above to be deferred compensation and has not included them in the above table.

Employment Agreements and Potential Payments Upon Termination or a Change in Control

Severance Benefits

Mr. Williams.    Under the terms of Mr. Williams’ amended and restated employment agreement, upon a termination of Mr. Williams’ employment by the Corporation for reasons other than death or cause (as defined in the agreement) or his breach of certain obligations in his employment agreement and other term of his employment agreement, Mr. Williams will be entitled to receive: a severance allowance of 24 months of his base salary in effect at the time of termination; a pro-rated portion of his annual bonus under the AIP for the year in which his employment is terminated, based on achievement of the applicable performance criteria; if such termination occurs after the end of a calendar year, any earned but unpaid bonus under the AIP; and for each calendar year during the severance period, a payment equal to the average of the bonus payments received by Mr. Williams under the AIP for the two years immediately preceding the year of his termination pro-rated for the number of days in the AIP performance period represented by the severance period; continued coverage under the Corporation’s health insurance policies during the severance period; continued vesting of his unvested equity awards as if he had remained employed through the duration of the severance period; continued accrual of service credit under the DB SERP for the duration of the severance period; and any additional payments or benefits provided under the Domtar Severance Program for Management Committee members (“Severance Program”), the Domtar North American Assignment Policy and other Domtar policies that are not set forth in Mr. Williams’ amended and restated agreement. Notwithstanding the foregoing, in the event Mr. Williams’ employment terminates within three months prior to or 24 months following a Change in Control (as defined in our Severance Program) in a manner that would qualify for severance under our Severance Program, no program or benefits will be payable under his amended and restated agreement and he will be instead entitled to the severance and other benefits payable under our Severance Program.

Mr. Buron.    Under the terms of the Supplementary Pension Plan for Designated Managers of Domtar Inc., Mr. Buron will be fully vested upon involuntary termination or death in service.

Other NEOs.    Under our Severance Program applicable to members of its Management Committee, our NEOs would be entitled to up to 24 months’ salary payable in a lump sum upon a termination of employment by the Corporation for reasons other than cause, with benefit levels that vary based on service. Severance is equal to one year’s base salary regardless of service as a member of the Management Committee, with three additional months’ salary paid for each full year of service on the Management Committee, up to a maximum of 24 months base salary. Messrs. Buron, Fagan, Jablonski and Thomas would be entitled to 24 months’ salary. The executives would also be entitled to continued health benefits for the severance period, except if the executive’s benefits are subject to taxation in the United States, in which case the health insurance policies maintained by the Corporation will remain in effect until the earlier to occur of the last day of the severance period and the 18-month anniversary of the date the executive’s separation from service. The executives will also be entitled to outplacement services.

2016 PROXY STATEMENT

In the event one of the covered executives’ employment is involuntarily terminated without cause or the executive voluntarily terminates his employment for good reason within three months prior to or 24 months following a change in control of the Corporation, each of NEOs would be entitled to cash severance equal to 24 months’ salary plus two times his target bonus as of the date of termination or, if greater, the date of the change in control.

Other Post-Employment Benefits.    Mr. Williams is eligible, if his termination is due to disability, for monthly disability payments during the severance period, reduced by an amount equal to his monthly base salary rate in effect at the time of termination, but in no month shall the reduction exceed the amount of the disability payment. If Mr. Williams remains disabled at the end of the severance period, he continues to be entitled to disability payments under the Corporation’s disability policies, as amended from time to time, as if his disability had first occurred immediately prior to the end of the severance period.

In the event of death, an amount equal to 2.5 times base salary in the year of the death is payable to the beneficiaries of Canadian executives pursuant to the life insurance program offered under the Corporation’s flexible benefit program option available to senior Canadian executives. In the event of the death of a U.S. executive (other than Mr. Williams, whose beneficiary would receive a payment of $2,757,000), the beneficiary will receive a payment equal to the calculated amount of the life insurance (up to maximum of $1,600,000 including the basic life insurance of $50,000) based on the basic annual salary of the executive in the year of his or her death pursuant to the U.S. Executive Life plan and using the following table:

Age	Multiplier
Under 45	5 times
45 to 49	4 times
50 to 54	3 times
55 or over	2 times

Messrs. Williams, Buron, Fagan, Jablonski and Thomas are fully vested in the supplemental pension benefits under the DB SERP for Management Committee Members of Domtar and under the DC SERP for Designated Executives of Domtar. They will receive benefits under these plans in the event of their death or if their employment were terminated involuntarily. Mr. Garcia will be vested on May 1, 2016 in the supplemental pension benefits under the DB SERP and DC SERP. However, before such date, all benefits in the event of death under these plans are considered vested.

Change in Control Protections.    The Corporation does not have change in control agreements with its employees (although as described above, enhanced benefits may be available under our severance plan). Under our Omnibus Incentive Plan, upon a change in control, unless otherwise determined by the HRC, a participant’s awards will be replaced with awards of the acquiring Corporation having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or 24 months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever date on which the achievement is greater.

If replacement awards are not available, unless the HRC determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Board may also accelerate the vesting of any or all awards upon a change in control.

2016 PROXY STATEMENT

The following table presents potential payments to each NEO as if the officer’s employment had been terminated and/or if a change in control had occurred as of December 31, 2015, the last business day of 2015. If applicable, amounts in the table were calculated using $36.95 the closing market price of Domtar’s common stock on December 31, 2015. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our salaried employees generally.

Name	Severance Pay	Equity With Accelerated Vesting(1)		Retirement Plan Benefits: SERP		Death/ Disability Benefits		Continued Perquisites and Benefits(2)		Total
	($)	($)		($)		($)		($)		($)
John D. Williams
Death	–	6,405,865		3,469,512	(3)	2,757,000	(5)	–		12,632,377
Disability	–	5,959,328		3,469,512	(3)	1,557,561	(4)	–		10,986,401
Retirement	–	–		3,469,512	(3)	–		–		3,469,512
Involuntary Termination	5,003,461	5,959,328		4,523,731	(3)	–		22,824		15,509,344
Change-In-Control	–	–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	5,267,892	7,738,367		4,523,731	(3)	–		22,824		17,552,814
Daniel Buron
Death	–	772,139		1,643,583	(3)	609,501	(3)(5)	–		3,025,223
Disability	–	698,072		–		1,108,148	(3)(4)	–		1,806,220
Retirement	–	–		–		–		–		–
Involuntary Termination	1,158,338	–		1,643,583	(3)	–		15,574	(3)	2,817,495
Change-In-Control	–	–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	2,189,259	1,059,009		1,643,583	(3)	–		15,574	(3)	4,907,425
Michael Fagan
Death	–	553,462		253,807		1,525,000	(5)	–		2,332,269
Disability	–	499,081		253,807		–		–		752,888
Retirement	–	–		–		–		–		–
Involuntary Termination	1,006,202	–		253,807		–		27,463		1,287,472
Change-In-Control	–	–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,901,722	788,644		253,807		–		27,463		2,971,636
Michael D. Garcia
Death	–	1,485,405		89,071		1,550,000	(5)	–		3,124,476
Disability	–	1,383,913		–		–		–		1,383,913
Retirement	–	–		–		–		–		–
Involuntary Termination	781,250	–		–		–		14,265		795,515
Change-In-Control	–	–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	2,362,500	1,874,524		–		–		14,265		4,251,289
Zygmunt Jablonski
Death	–	723,263		945,491(3)		900,000	(5)	–		2,568,754
Disability	–	673,362		945,491(3)		–		–		1,618,853
Retirement	–	–		945,491(3)		–		–		945,491
Involuntary Termination	891,900	–		945,491(3)		–		25,448		1,862,839
Change-In-Control	–	–		–		–		–		–
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,471,635	916,371		945,491	(3)	–		25,448		3,358,945
Richard L. Thomas
Death	–	578,324		1,030,656		950,000	(5)	–		2,558,980
Disability	–	522,766		1,030,656		–		–		1,553,422
Retirement	–	378,732		1,030,656		–		–		1,409,388
Involuntary Termination	933,400	–		1,030,656		–		–		1,964,056
Change-In-Control	–	808,311	(6)	–		–		–		808,311
Involuntary Termination or Termination for Good Reason within Two Years after a Change-In-Control	1,764,126	813,041		1,030,656		–		–		3,607,823

(1)	Amount included for PSU grant has been calculated at “Target” for Death benefits and, for all other instances, based on achievement of the performance goals through 2015 for the ROIC and TSR metrics and based on an estimated performance at threshold for the New Business EBITDA metric.
(2)	Amount shown under “Continued Perquisites and Benefits” represents the cost of company-paid medical and dental for all NEOs, and also includes life and accidental death and dismemberment for Mr. Buron.
(3)	For the purposes of this table, converted to U.S. dollars at spot exchange rate of December 31, 2015 (0.7225).
(4)	Represents the estimated present value of the disability benefit that is in excess of what is currently offered to salaried employees. These benefits are uninsured.
(5)	Represents the death benefit, which is fully insured.
(6)

Represents the value of awards subject to 409A of the Code that will vest and be settled upon more narrowly defined change in control events as described in the Omnibus Incentive Plan. Includes amounts that would also be paid upon retirement. PSU performance has been calculated based on achievement of the performance goals through December 31, 2015 for the ROIC and TSR metrics, and based achievement of pro rated New Business EBITDA target for the period ending December 31, 2015.

2016 PROXY STATEMENT

ITEM 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE

OFFICER COMPENSATION

Our executive officers are compensated in a manner that supports our strategy, competitive needs, sound corporate governance principles, and stockholders’ interests and concerns. We believe our compensation program is aligned with the long-term interests of our stockholders.

As described in the Compensation Discussion and Analysis section of this proxy statement, the executive compensation program at Domtar is designed to attract, retain and motivate talented key executives to accomplish our operational, financial and strategic objectives over the long-term through our emphasis on variable pay and pay-for-performance. Highlights of the Corporation’s executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	Pay programs that are competitive with organizations similar in size and business challenges; and primarily performance-based, using multiple performance measures (internal and external);

•	Bonuses capped to a maximum potential payout;

•	Disclosure of the financial performance drivers for our short-term incentives, in numeric terms;

•	Oversight of programs by an independent Human Resources Committee that engages its own independent compensation advisor;

•	A long-term incentive program that is entirely stock-based and that is weighted toward performance-based equity to align the interest of executives to those of stockholders;

•	Plan provisions that forbid backdating or repricing of stock options;

•	No dividends or dividend equivalents provided on any unearned performance shares or units;

•	Stock ownership guidelines and holding period requirement to achieve guidelines;

•	Limited use of perquisites;

•	No excise tax gross-ups for change in control related payments, all of which are based on what we believe are reasonable multiples with double triggers for all severance payments; and

•	A clawback provision that allows for recoupment of incentives in certain situations.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2015 compensation of our Named Executive Officers.

Our stockholders voted in 2011, in a non-binding vote, to have annual advisory votes to approve the compensation paid to Domtar Named Executive Officers, and the Corporation has adopted that approach. The Board of Directors and the Human Resources Committee make executive compensation decisions every year, and our directors will look to the annual advisory vote for information that can be taken into account when they make decisions with respect to our compensation philosophy, policies and practices. Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking you to vote, on an advisory basis, on the adoption of the following resolution:

“BE IT RESOLVED that the stockholders approve, on an advisory basis, the compensation paid to Domtar Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement.”

As an advisory vote, the voting results on this Proposal are non-binding. However, the Board of Directors and the Human Resources Committee value the opinions of our stockholders, and, consistent with good governance principles, will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting on this Item 2 at the annual meeting is required for approval of this Proposal. You have the opportunity to vote “for” or “against”, or “abstain” from voting on, the above resolution.

2016 PROXY STATEMENT

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Corporation to its Named Executive Officers.

Please note that if you hold your shares in Street name, your broker is not able to vote on your behalf with respect to the approval of the compensation paid by the Corporation to its Named Executive Officers without specific voting instructions from you. As a result, it is important that, if you are a stockholder in Street name, you provide instructions to your broker or vote your shares as provided in this proxy statement.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

2016 PROXY STATEMENT

AUDIT COMMITTEE REPORT CONCERNING FINANCIAL MATTERS

The Audit Committee’s primary responsibility is the oversight of the Corporation’s financial reporting process on behalf of the Board of Directors. Management is responsible for establishing and maintaining the Corporation’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Corporation’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

On behalf of the Board of Directors, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm to audit the Corporation’s consolidated financial statements and the Corporation’s internal control over financial reporting for the year ended December 31, 2015.

In conjunction with the activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 22, 2016:

(1)	The Audit Committee has reviewed and discussed with management of the Corporation and PwC the audited financial statements as of and for the year ended December 31, 2015. In addition, the Audit Committee reviewed and discussed with management, management’s assessment and report on the effectiveness of the Corporation’s internal controls over financial reporting and PwC’s attestation report on the effectiveness of the Corporation’s internal controls over financial reporting. These discussions included meetings with PwC without representatives of management being present.

(2)	The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, AU Section 380), and in effect on the date of this report, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)	The Audit Committee has discussed with PwC its independence from the Corporation, and the Audit Committee has received from PwC, as required by applicable requirements of the Public Company Accounting Oversight Board:

(i)	a written disclosure, indicating all relationships, if any, between PwC and its related entities and the Corporation and its related entities which, in PwC’s professional judgment, reasonably may be thought to bear on PwC’s independence, and

(ii)	a letter from PwC confirming that, in its professional judgment, it is independent of the Corporation within the meaning of the securities acts administered by the SEC.

(iii)	The Audit Committee has determined that PwC’s provision of audit and non-audit services to the Corporation is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

THE AUDIT COMMITTEE:

David G. Maffucci, Chair

Giannella Alvarez

Robert E. Apple

David J. Illingworth

Mary A. Winston

2016 PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Corporation’s fees for services performed by its independent auditor, PricewaterhouseCoopers LLP, (“PwC”) during fiscal years 2015 and 2014 were:

	2014	2015
Audit fees(1)	$3,020,598	$3,104,648
Audit-related fees(2)	$ 202,440	$ 117,658
Tax fees(3)	$ 752,826	$ 414,943
All other fees(4)	$ 5,900	$ 8,740
Total	$3,981,764	$3,645,989

(1)	Audit fees were primarily for services rendered in connection with the audit of the financial statements included in the Annual Report of the Corporation on Form 10-K, and reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting. This caption also includes audit fees for separate audit opinions for stand-alone audits of 100% owned subsidiaries of the Corporation as well as one joint venture.
(2)	Audit related fees for 2015 and 2014 included due diligence services, fees to support security review in SAP systems and compliance certifications.
(3)	Tax fees related to tax compliance, tax planning and tax advice.
(4)	The 2015 and 2014 fees included amounts for license fees for an accounting and reporting research tool.

The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Committee annually pre-approve specifically described audit and audit-related services. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services impair the independence of the Corporation’s independent registered public accounting firm. In accordance with its policies, the Audit Committee has delegated pre-approval authority to David G. Maffucci, in his capacity as Chairman of the Audit Committee. All audit and non-audit fees were approved pursuant to the policy in 2015 and 2014.

2016 PROXY STATEMENT

ITEM  3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the Corporation for the year 2016.

PwC has served as the Corporation’s independent registered public accounting firm since 2007. PwC was the independent auditor of Domtar Inc. prior to March 7, 2007.

Although we are not required to have our stockholders ratify the selection of PwC as our independent registered public accounting firm, the Board of Directors requests ratification of this appointment by the stockholders as a matter of good corporate practice. A representative of PwC will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation in 2016.

2016 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

Domtar Corporation had a total of 62,849,936 shares of common stock issued and outstanding as of December 31, 2015. Based upon information available to the Corporation concerning ownership of shares of Corporation common stock as of December 31, 2015, there were three beneficial owners of more than 5% of the common stock of the Corporation:

BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, beneficially owns 9,087,086 shares or 14.5% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated January 8, 2016.

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, beneficially owns 5,017,848 shares or 7.98% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated February 11, 2016.

Dimensional Fund Advisors, L.P. Building One, 6300 Bee Cave Road, Austin, Texas, 78746, beneficially owns 3,880,431 shares or 6.17% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated February 9, 2016.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table sets forth the number of shares of the Corporation’s common stock beneficially owned by each of the Corporation’s directors and executive officers, and all directors and executive officers as a group based upon information available to the Corporation as at March 11, 2016. None of the shares indicated below are subject to hedging or pledge. The mailing address of each of these individuals is c/o Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, SC, 29715.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Common Stock
Non-Executive Directors
Robert J. Steacy	31,787	*
Giannella Alvarez(a)	9,480	*
Robert E. Apple(b)	8,035	*
Louis P. Gignac	28,752	*
David J. Illingworth(c)	5,588	*
Brian M. Levitt	39,857	*
David G. Maffucci(d)	11,585	*
Domenic Pilla(e)	5,920	*
Pamela B. Strobel	30,187	*
Denis Turcotte	38,360	*
Mary A. Winston(f)	231	*

2016 PROXY STATEMENT

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Common Stock
Executive Officers
John D. Williams	174,678	*
Daniel Buron	36,517	*
Michael Fagan	31,917	*
Michael D. Garcia	18,465	*
Zygmunt Jablonski	29,888	*
Patrick Loulou	32,648	*
All Directors and Executive Officers as a group	533,895	*

*	Less than 1%
(a)	Elected to the Board in May 2012
(b)	Elected to the Board in October 2012
(c)	Elected to the Board in October 2013
(d)	Elected to the Board in May 2011
(e)	Elected to the Board in October 2014
(f)	Elected to the Board in December 2015

(1)	Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.
(2)	Includes the following shares subject to stock options, restricted stock units or deferred stock units exercisable, vested or vesting within 60 days of March 11, 2016:

Name	Stock Options	Restricted Stock Units	Deferred Stock Units
Non-Executive Directors
Robert J. Steacy	—	—	30,955
Giannella Alvarez(a)	—	—	9,260
Robert E. Apple(b)	—	—	8,035
Louis P. Gignac	—	—	28,752
David J. Illingworth(c)	—	—	5,588
Brian M. Levitt	—	—	39,857
David G. Maffucci(d)	—	—	11,585
Domenic Pilla(e)	—	—	5,920
Pamela B. Strobel	—	—	30,187
Denis Turcotte	—	—	35,755
Mary A. Winston(f)	—	—	231
Executive Officers
John D. Williams	90,695	—	62,006
Daniel Buron	24,189	—	—
Michael Fagan	14,040	—	—
Michael D. Garcia	18,465	—	—
Zygmunt Jablonski	15,991	—	—
Patrick Loulou	13,542	—	—

2016 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Corporation with the SEC and to furnish the Corporation with copies of such reports. Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation during the fiscal year ended December 31, 2015, no director, officer, beneficial owner of more than 10% of our outstanding common stock, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended December 31, 2015.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

ANNUAL REPORT FOR 2015

Copies of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015 are being furnished concurrently with this proxy statement to persons who were stockholders of record as of March 11, 2016, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies. We hereby incorporate by reference into this proxy statement “Item 10: Directors and Executive Officers of the Registrant” of our annual report on Form 10-K for the fiscal year ended December 31, 2015.

By Order of the Board of Directors,
Razvan L. Theodoru
Vice-President, Corporate Law and Secretary

Fort Mill, South Carolina

April 1, 2016

2016 PROXY STATEMENT

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2013	2014	2015
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	91	431	142
(+)	Impairment and write-down of PP&E1	($)	17	2	47
(+)	Closure and restructuring costs	($)	13	21	4
(-)	Net losses (gains) on disposals of PP&E1 and sale of business	($)	2	–	(12)
(+)	Impact of purchase accounting	($)	2	2	–
(+)	Alternative fuel tax credits	($)	18	(18)	–
(-)	Cellulosic biofuel producer credits	($)	(33)	–	–
(+)	Loss on repurchase of long-term debt	($)	2	–	–
(+)	Litigation settlement	($)	46	–	–
(+)	Debt refinancing costs	($)	–	–	30
(-)	Internal Revenue Service audit settlement items	($)	–	(204)	–
(=)	Earnings before items	($)	158	234	211
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	66.7	64.9	63.4
(=)	Earnings before items per diluted share	($)	2.37	3.61	3.33
Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	91	431	142
(+)	Equity loss, net of taxes	($)	1	–	–
(+)	Income tax expense (benefit)	($)	(20)	(170)	14
(+)	Interest expense, net	($)	89	103	132
(=)	Operating income	($)	161	364	288
(+)	Depreciation and amortization	($)	376	384	359
(+)	Impairment and write-down of PP&E1	($)	22	4	77
(-)	Net losses (gains) on disposals of PP&E1 and sale of business	($)	4	–	(15)
(=)	EBITDA	($)	563	752	709
(/)	Sales	($)	5,391	5,563	5,264
(=)	EBITDA margin	(%)	10%	14%	13%

2016 PROXY STATEMENT

			2013	2014	2015
	EBITDA	($)	563	752	709
(+)	Alternative fuel tax credits	($)	26	(18)	–
(+)	Closure and restructuring costs	($)	18	28	4
(+)	Impact of purchase accounting	($)	2	3	–
(+)	Litigation settlement	($)	49	–	–
(=)	EBITDA before items	($)	658	765	713
(/)	Sales	($)	5,391	5,563	5,264
(=)	EBITDA margin before items	(%)	12%	14%	14%
Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	411	634	453
(-)	Additions to PP&E1	($)	(242)	(236)	(289)
(=)	Free cash flow	($)	169	398	164
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	15	10	–
(+)	Long-term debt due within one year	($)	4	169	41
(+)	Long-term debt	($)	1,510	1,181	1,219
(=)	Debt	($)	1,529	1,360	1,260
(-)	Cash and cash equivalents	($)	(655)	(174)	(126)
(=)	Net debt	($)	874	1,186	1,134
(+)	Shareholders’ equity	($)	2,782	2,890	2,652
(=)	Total capitalization	($)	3,656	4,076	3,786
	Net debt	($)	874	1,186	1,134
(/)	Total capitalization	($)	3,656	4,076	3,786
(=)	Net debt-to-total capitalization	(%)	24%	29%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	PP&E: Property, plant and equipment

2016 PROXY STATEMENT

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures By Segment

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper[1]			Personal Care[2]			Corporate
			2013	2014	2015	2013	2014	2015	2013	2014	2015

Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)[3]		$244	352	270	40	49	61	(123)	(37)	(43)
(+)	Impairment and write-down of PP&E4		$20	4	77	2	–	–	–	–	–
(-)	Net losses (gains) on disposal of PP&E4 and sale of business		$10	–	(14)	–	–	–	(6)	–	(1)
(+)	Alternative fuel tax credits		$–	–	–	–	–	–	26	(18)	–
(+)	Litigation settlement		$–	–	–	–	–	–	49	–	–
(+)	Closure and restructuring costs		$10	27	3	2	1	1	6	–	–
(+)	Impact of purchase accounting		$–	–	–	2	3	–	–	–	–
(=)	Operating income (loss) before items		$284	383	336	46	53	62	(48)	(55)	(44)

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items		$284	383	336	46	53	62	(48)	(55)	(44)
(+)	Depreciation and amortization		$345	319	297	31	65	62	–	–	–
(=)	EBITDA before items		$629	702	633	77	118	124	(48)	(55)	(44)
(/)	Sales		$4,843	4,674	4,458	566	928	869	–	–	–
(=)	EBITDA margin before items	%	13%	15%	14%	14%	13%	14%	–	–	–

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox’s paper print and media product’s assets in the United States and Canada.

(2)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

(3)	As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, are now presented on the Corporate line. As a result, we have revised our 2014 and 2013 segment disclosures to conform to our 2015 presentation.

(4)	PP&E: Property, plant and equipment

2016 PROXY STATEMENT

NNNNNNNNNNNN

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all Proposals.

1. Election of twelve Directors: For Against Abstain For Against Abstain For Against Abstain +

01—Giannella Alvarez 02—Robert E. Apple 03—Louis P. Gignac

04—David J. Illingworth 05—Brian M. Levitt 06—David G. Maffucci

07—Domenic Pilla 08—Robert J. Steacy 09—Pamela B. Strobel

10—Denis Turcotte 11—John D. Williams 12—Mary A. Winston

For Against Abstain For Against Abstain

2. Say-on-Pay – An advisory vote to approve named executive 3. The ratification of the appointment of PricewaterhouseCoopers officer compensation. LLP as the Corporation’s independent public accounting firm for the 2016 fiscal year.

The transaction of any other business that may properly be brought before the annual meeting.

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028XQB

Domtar Corporation 2016 Annual Meeting of Stockholders

Domtar

234 Kingsley Park Drive Fort Mill, South Carolina Tuesday, May 3, 2016 5:00 p.m. EDT

If you plan to attend the annual meeting please note that registration and seating will begin at 4:00 p.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 11, 2016 record date. Cameras and recording devices will not be permitted at the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Domtar Corporation

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 3, 2016.

The undersigned hereby appoints Robert J. Steacy, John D. Williams and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Tuesday, May 3, 2016, beginning at 5:00 p.m. (EDT) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all of the Proposals, as listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all Proposals.

1. Election of twelve Directors: For Against Abstain For Against Abstain For Against Abstain +

01—Giannella Alvarez 02—Robert E. Apple 03—Louis P. Gignac

04—David J. Illingworth 05—Brian M. Levitt 06—David G. Maffucci

07—Domenic Pilla 08—Robert J. Steacy 09—Pamela B. Strobel

10—Denis Turcotte 11—John D. Williams 12—Mary A. Winston

For Against Abstain For Against Abstain

2. Say-on-Pay – An advisory vote to approve named executive 3. The ratification of the appointment of PricewaterhouseCoopers officer compensation. LLP as the Corporation’s independent public accounting firm for the 2016 fiscal year.

The transaction of any other business that may properly be brought before the annual meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1UP X +

028XRA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Domtar Corporation

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 3, 2016.

The undersigned hereby appoints Robert J. Steacy, John D. Williams and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Tuesday, May 3, 2016, beginning at 5:00 p.m. (EDT) at Domtar, 234 Kingsley Park Drive, Fort Mill, South Carolina, and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all of the Proposals, as listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign and return promptly in the enclosed envelope.